UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2016 AND FOR THE SIX AND THREE

MONTH PERIODS THEN ENDED

PRESENTED WITH COMPARATIVE FIGURES

GLOSSARY OF TERMS

The following are not technical definitions, but they are helpful for the reader’s understanding of some terms used in the notes to the unaudited consolidated condensed interim financial statements of the Company.

Terms	Definitions
BLL	Bodega Loma La Lata S.A.
CAMMESA	Compañía Administradora del Mercado Eléctrico Mayorista S.A.
CIESA	Compañía de inversiones de energía S.A.
Citelec	Compañía Inversora en Transmisión Eléctrica Citelec S.A.
CPB	Central Piedra Buena S.A.
CTG	Central Térmica Güemes S.A.
CTLL	Central Térmica Loma La Lata S.A.
CYCSA	Comunicación y Consumos S.A.
EASA	Electricidad Argentina S.A.
Edenor	Empresa Distribuidora y Comercializadora Norte S.A.
Edesur	Empresa Distribuidora Sur S.A.
ENRE	National Regulatory Authority of Electricity
FO	Fuel Oil
FOCEDE	Fund works of consolidation and expansion of electrical distribution
FONINVEMEM	Fund for Investments required to increase the electric power supply in the WEM
FOTAE	Works Administration Trust Transport for Electricity Supply
FRD	Flow for debt repayment
Fundation	Pampa Energía Foundation committed to education
GO	Gas Oil
Greenwind	Greenwind Argentina S.A.
HI	Hydroelectric
HIDISA	Hidroeléctrica Diamante S.A.
HINISA	Hidroeléctrica Los Nihuiles S.A.
HRP	Hours Power Compensation

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
IAS	International Accounting Standards
IASB	International Accounting Standards Board
ICBC	Industrial and Commercial Bank of China (Argentina) S.A.
IEASA	IEASA S.A.
IFRS	International Financial Reporting Standards
INDISA	Inversora Diamante S.A.
INNISA	Inversora Nihuiles S.A.
IPB	Inversora Piedra Buena S.A.
LSC	Commercial Companies Law
LVFVD	Sales Liquidations with Maturity Date to be Defined
MEyM	Ministry of Energy and Mining
MMC	Cost Monitoring Mechanism
Orígenes Retiro	Orígenes Seguros de Retiro S.A.
Orígenes Vida	Orígenes Seguro de Vida S.A.
PACOSA	Pampa Comercializadora S.A.
PEPASA	Petrolera Pampa S.A.
PEPCA	PEPCA S.A.
PISA	Pampa Inversiones S.A.
PP	Pampa Participaciones S.A.
PP II	Pampa Participaciones II S.A.
PYSSA	Préstamos y Servicios S.A.
RTI	Tariff Structure Review
SACME	Centro de Movimiento de Energía S.A.
Salaverri, Dellatorre, Burgio & Wetzler	Salaverri, Dellatorre, Burgio y Wetzler Malbran Abogados Sociedad Civil
SADI	Argentine Interconnection System
SE	Secretary of Energy / Secretary of Electric Energy

GLOSSARY OF TERMS: (Continuation)

Terms	Definitions
SEC	Security and Exchange Comission
SSETTyDEE	Subsecretaría de Energía Térmica, Transporte y Distribución de Energía Eléctrica
TG	Gas turbine
TGS	Transportadora de Gas del Sur S.A.
The Company / Group	Pampa Energía S.A. and its subsidiaries
Transba	Empresa de Transporte de Energía Eléctrica por Distribución Troncal de la Provincia de Buenos Aires Transba S.A.
Transelec	Transelec Argentina S.A.
Transener	Compañía de Transporte de Energía Eléctrica en Alta Tensión Transener S.A.
TV	Steam turbine
UTE Apache	Apache Energía Argentina S.R.L. – Petrolera Pampa S.A., Joint Venture – Estación Fernández Oro y Campamento Anticlinal
VAT	Value Added Tax
VCP	Short-term securities

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

As of June 30, 2016

presented with comparative figures

(In Argentine Pesos (“$”) – unless otherwise stated)

	Note	06.30.2016	12.31.2015
ASSETS
NON CURRENT ASSETS
Investments in joint ventures	8	136,311,722	223,918,951
Investments in associates	9	-	123,237,325
Advances for companies’ adquisition	34	2,530,604,000	-
Property, plant and equipment	10	16,549,334,989	14,508,403,073
Intangible assets	11	763,950,835	734,167,886
Biological assets		1,833,259	1,853,667
Financial assets at fair value through profit and loss	12	70,630	2,578,182,705
Financial assets at amortized cost		44,748,321	-
Deferred tax assets	13	798,208,377	52,279,953
Trade and other receivables	14	1,349,176,811	1,228,528,576
Total non current assets		22,174,238,944	19,450,572,136

CURRENT ASSETS
Biological assets		241,365	245,361
Inventories		256,133,228	225,462,790
Financial assets at amortized cost		2,154,778	-
Financial assets at fair value through profit and loss	12	2,915,544,758	4,081,019,508
Derivative financial instruments		420,000	197,150
Trade and other receivables	14	4,954,882,345	4,875,514,245
Cash and cash equivalents		836,202,699	516,597,918
Total current assets		8,965,579,173	9,699,036,972
Non current assets classified as held for sale	33	2,844,566,113	-
Total assets		33,984,384,230	29,149,609,108

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT

OF FINANCIAL POSITION

 (Continuation)

	Note	06.30.2016	12.31.2015
SHAREHOLDERS´ EQUITY
Share capital	15	1,695,859,459	1,695,859,459
Additional paid-in capital and other reserves		1,231,483,268	1,231,483,268
Legal reserve		204,716,629	51,462,158
Voluntary reserve		3,889,615,950	977,780,998
Retained earnings (Acumulated losses)		(60,850,450)	3,065,089,423
Other comprehensive loss		(31,819,782)	(31,086,202)
Equity attributable to owners of the company		6,929,005,074	6,990,589,104
Non-controlling interest		1,025,351,128	1,390,609,148
Total equity		7,954,356,202	8,381,198,252

LIABILITIES
NON CURRENT LIABILITIES
Trade and other payables	16	4,303,128,830	2,698,769,957
Borrowings	17	7,083,759,057	6,684,746,241
Deferred revenue		172,497,351	153,815,820
Salaries and social security payable		89,893,240	80,039,338
Defined benefit plans		302,246,242	264,454,859
Deferred tax liabilities	13	694,369,374	591,588,053
Income tax and minimum notional income tax provision		391,287,992	271,767,729
Taxes payables		164,147,658	127,538,023
Provisions	18	381,895,244	313,778,975
Total non current liabilities		13,583,224,988	11,186,498,995

CURRENT LIABILITIES
Trade and other payables	16	6,723,889,957	6,652,485,409
Borrowings	17	3,842,640,566	1,307,662,872
Deferred revenue		763,684	763,684
Salaries and social security payable		818,847,618	886,967,815
Defined benefit plans		57,433,843	46,089,380
Income tax and minimum notional income tax provision		235,715,796	138,949,721
Taxes payables		666,290,048	460,320,004
Derivative financial instruments		-	18,081,410
Provisions	18	101,221,528	70,591,566
Total current liabilities		12,446,803,040	9,581,911,861
Total liabilities		26,030,028,028	20,768,410,856
Total liabilities and equity		33,984,384,230	29,149,609,108

The accompanying notes are an integral part of these unaudited condensed interim financial statements

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF COMPREHENSIVE INCOME (LOSS)

For the six and three month periods ended June 30, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

		Six Months		Three Months
	Note	06.30.2016	06.30.2015	06.30.2016	06.30.2015

Revenue	19	8,382,525,904	3,415,398,884	4,170,365,432	1,746,929,745
Cost of sales	20	(7,334,906,088)	(3,297,425,181)	(4,070,573,123)	(1,751,560,116)
Gross profit (loss)		1,047,619,816	117,973,703	99,792,309	(4,630,371)

Selling expenses	21	(850,765,006)	(419,591,186)	(508,895,561)	(226,720,654)
Administrative expenses	22	(919,191,364)	(523,059,030)	(467,324,964)	(276,052,868)
Other operating income	23	830,656,504	202,213,296	376,854,705	108,958,479
Other operating expenses	23	(386,173,060)	(224,689,028)	(203,505,902)	(130,659,635)
Share of (loss) profit of joint ventures	8	(73,565,057)	28,667,311	(42,970,291)	25,118,784
Share of (loss) profit of associates	9	(2,653,210)	7,462,702	-	5,621,453
Operating loss before higher costs recognition and SE Resolution No. 32/15		(354,071,377)	(811,022,232)	(746,049,704)	(498,364,812)
Income recognition on account of the RTI - SE Resolution No. 32/15		427,118,527	2,388,652,390	(3,928,752)	1,054,775,018
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes		81,511,835	186,595,975	-	-
Operating income (loss)		154,558,985	1,764,226,133	(749,978,456)	556,410,206

Financial income	24	255,390,300	127,458,182	156,407,246	70,571,505
Financial expenses	24	(1,420,557,713)	(292,943,077)	(774,112,215)	46,850,031
Other financial results	24	235,052,731	353,938,768	(174,043,574)	(202,318,763)
Financial results, net		(930,114,682)	188,453,873	(791,748,543)	(84,897,227)
(Loss) Profit before income tax		(775,555,697)	1,952,680,006	(1,541,726,999)	471,512,979

Income tax and minimun national income tax		349,447,227	(587,544,843)	442,659,698	(268,348,941)
(Loss) Profit of the period		(426,108,470)	1,365,135,163	(1,099,067,301)	203,164,038

Other comprehensive income (loss)
Items that will not be reclassified to profit or loss
Remeasurements related to defined benefit plans		(1,128,585)	409,389	(1,128,585)	-
Income tax		395,005	(143,286)	395,005	-
Other comprehensive (loss) income of the period		(733,580)	266,103	(733,580)	-
Comprehensive (loss) income of the period		(426,842,050)	1,365,401,266	(1,099,800,881)	203,164,038

Total (loss) profit of the period attributable to:
Owners of the company		(60,850,450)	963,020,737	(668,448,805)	61,077,307
Non - controlling interest		(365,258,020)	402,114,426	(430,618,496)	142,086,731
		(426,108,470)	1,365,135,163	(1,099,067,301)	203,164,038

Total comprehensive (loss) profit of the period attributable to:
Owners of the company		(61,584,030)	963,255,579	(669,182,385)	61,077,307
Non - controlling interest		(365,258,020)	402,145,687	(430,618,496)	142,086,731
		(426,842,050)	1,365,401,266	(1,099,800,881)	203,164,038

(Loss) Earnings per share attributable to the equity holders of the company during the period
Basic (loss) earnings per share	25	(0.0359)	0.7327
Diluted (loss) earnings per share	25	(0.0359)	0.6154

             The accompanying notes are an integral part of these unaudited condensed interim financial statements.

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

For the six month periods ended June 30, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

	Attributable to owners
	Equity holders of the company		Retained earnings						Non-controlling interest	Total equity
	Share capital	Additional paid-in capital and other reserves	Legal reserve	Voluntary reserve	Reserve for directors’ options	Other comprehensive (loss) income	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2014	1,314,310,895	342,984,871	14,304,190	271,779,611	266,060,067	(32,191,096)	743,159,355	2,920,407,893	633,431,122	3,553,839,015

Constitution of legal reserve - Shareholders’ meeting 04.30.2015	-	-	37,157,968	-	-	-	(37,157,968)	-	-	-
Constitution of voluntary reserve - Shareholders’ meeting 04.30.2015	-	-	-	706,001,387	-	-	(706,001,387)	-	-	-
Dividends attributables to non-controlling interest	-	-	-	-	-	-	-	-	(4,951,681)	(4,951,681)
Sale of interest in subsidiaries	-	4,163,271	-	-	-	-	-	4,163,271	403,798	4,567,069
Profit for the six months	-	-	-	-	-	-	963,020,737	963,020,737	402,114,426	1,365,135,163
Other comprehensive profit for the six months period	-	-	-	-	-	234,842	-	234,842	31,261	266,103
Comprehensive profit for the six months period	-	-	-	-	-	234,842	963,020,737	963,255,579	402,145,687	1,365,401,266

Balance as of June 30, 2015	1,314,310,895	347,148,142	51,462,158	977,780,998	266,060,067	(31,956,254)	963,020,737	3,887,826,743	1,031,028,926	4,918,855,669

Issuance of shares on exercise of stock options	381,548,564	883,272,106	-	-	(266,060,067)	-	-	998,760,603	-	998,760,603
Dividends attributables to non-controlling interest	-	-	-	-	-	-	-	-	(21,140,571)	(21,140,571)
Sale of interest in subsidiaries	-	1,063,020	-	-	-	-	-	1,063,020	109,380	1,172,400
Profit for the six months	-	-	-	-	-	-	2,102,068,686	2,102,068,686	381,620,165	2,483,688,851
Other comprehensive profit (loss) for the six months period	-	-	-	-	-	870,052	-	870,052	(1,008,752)	(138,700)
Comprehensive profit	-	-	-	-	-	870,052	2,102,068,686	2,102,938,738	380,611,413	2,483,550,151

Balance as of December 31, 2015	1,695,859,459	1,231,483,268	51,462,158	977,780,998	-	(31,086,202)	3,065,089,423	6,990,589,104	1,390,609,148	8,381,198,252

UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN EQUITY

(Continuation)

	Attributable to owners
	Equity holders of the company		Retained earnings					Non-controlling interest	Total equity
	Share capital	Additional paid-in capital and other reserves	Legal reserve	Voluntary reserve	Other comprehensive (loss) income	Retained earnings (Accumulated losses)	Subtotal
Balance as of December 31, 2015	1,695,859,459	1,231,483,268	51,462,158	977,780,998	(31,086,202)	3,065,089,423	6,990,589,104	1,390,609,148	8,381,198,252
Constitution of legal reserve - Shareholders’ meeting 04.29.2016	-	-	153,254,471	-	-	(153,254,471)	-	-	-
Constitution of voluntary reserve - Shareholders’ meeting 04.29.2016	-	-	-	2,911,834,952	-	(2,911,834,952)	-	-	-
Loss for the six months period	-	-	-	-	-	(60,850,450)	(60,850,450)	(365,258,020)	(426,108,470)
Other comprehensive loss for the six months period	-	-	-	-	(733,580)	-	(733,580)	-	(733,580)
Comprehensive loss for the six months period	-	-	-	-	(733,580)	(60,850,450)	(61,584,030)	(365,258,020)	(426,842,050)

Balance as of June 30, 2016	1,695,859,459	1,231,483,268	204,716,629	3,889,615,950	(31,819,782)	(60,850,450)	6,929,005,074	1,025,351,128	7,954,356,202

The accompanying notes are an integral part of these unaudited condensed interim financial statements.

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS

For the six months period ended June 30, 2016

presented with comparative figures

 (In Argentine Pesos (“$”) – unless otherwise stated)

	Note	06.30.2016	06.30.2015 (as restated)
Cash flows from operating activities:
Total (loss) profit for the period		(426,108,470)	1,365,135,163
Adjustments to reconcile net profit to cash flows generated by operating activities:
Income tax and minimum notional income tax		(349,447,227)	587,544,843
Accrued interest		1,149,859,106	141,590,722
Depreciations and amortizations	20, 21 and 22	595,011,080	298,042,694
Constitution (Recovery) of accruals, net	21 and 23	56,896,692	(4,670,749)
Constitution of provisions, net	23	101,222,463	39,508,978
Share of (loss) profit of joint ventures and associates	8 and 9	76,218,267	(36,130,013)
Accrual of defined benefit plans	20, 21 and 22	57,307,904	60,036,836
Net foreign currency exchange difference	24	396,350,591	102,264,926
Result from measurement at present value	24	(2,977,734)	(26,649,606)
Changes in the fair value of financial instruments		(630,356,750)	(425,955,033)
Result from repurchase of corporate bonds	24	(42,405)	-
Results from property, plant and equipment sale and decreases	23	50,738,688	1,254,675
Consumption of materials		14,654,423	8,798,339
Revenue recognition from CAMMESA finance		-	(7,019,838)
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes		(81,511,835)	(186,595,975)
Income recognition on account of the RTI - Res. SE No. 32/15		-	(447,438,252)
Dividends received	23	(5,569,245)	(4,486,563)
Asset retirement obligation	24	9,470,124	3,259,791
Compensation agreements	21, 22 and 23	124,518,032	88,161,801
Other expenses FOCEDE	23	14,652,549	25,909,778
Other financial results		6,828,195	4,822,919
Result for interest held in joint operations		711,306	-
Other		(924,459)	1,234,506
Proceeds (payments) for Derivative Financial Instruments		59,745,400	(55,610,777)

Changes in operating assets and liabilities:
Decrease (Increase) in trade receivables and other receivables		506,927,993	(300,278,374)
Increase in inventories		(30,670,438)	(45,298,721)
Decrease in biological assets		3,997	152,938
(Decrease) Increase in trade and other payables		(295,997,754)	524,991,894
Increase in deferred income		19,063,373	18,314,571
(Decrease) Increase in salaries and social security payable		(58,271,339)	5,200,903
Decrease in defined benefit plans		(9,300,645)	(21,417,447)
Increase (Decrease) in tax payables and Income tax and minimum notional income tax provision		178,421,343	(33,971,953)
Decrease in provisions		(22,829,010)	(12,169,526)
Income tax and minimum notional income tax paid		(31,041,219)	(5,908,875)
Funds obtained from PUREE (SE Res. No. 1037/07)		-	25,612,143
Net cash generated by operating activities		1,473,552,996	1,688,236,718

UNAUDITED CONSOLIDATED CONDENSED INTERIM

STATEMENT OF CASH FLOWS (Continuation)

	06.30.2016	06.30.2015 (as restated)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,817,465,423)	(1,526,776,545)
Purchases of financial assets	(204,608,573)	(465,514,909)
Adquisition of intangible assets	(3,309,899)	-
Proceeds from property, plant and equipment sale	-	40,660
Proceeds from financial assets' sale and amortization	1,588,607,961	226,214,672
Collection of interest from financial assets	933,713	3,966,253
Dividends received	63,187,284	4,486,563
Loans collected	3,329,437	4,272,391
Payment and advance for companies' adquisitions	(2,569,626,557)	-
Proceeds from guarantee deposits	-	257,633,052
Recovery (Subscription) of investment funds, net	422,448,258	(653,089,164)
Capital contribution in joint ventures	-	(475,000)
Net cash used in investing activities	(2,516,503,799)	(2,149,242,027)

Cash flows from financing activities:
Proceeds from borrowings	3,558,763,478	1,521,008,117
Payment of borrowings	(1,436,840,036)	(1,003,926,603)
Payment of borrowings' interests	(682,602,593)	(324,383,800)
Proceeds from loans for salaries	-	166,816,000
Proceeds from sale of interest in subsidiaries	-	4,567,078
Payment for repurchase of own debt	(4,865,696)	-
Payment of fees related to financing to be received	(125,164,936)	-
Net cash geterated by financing activities	1,309,290,217	364,080,792

Increase (Decrease) in cash and cash equivalents	266,339,414	(96,924,517)

Cash and cash equivalents at the beginning of the year	516,597,918	335,234,106
Foreign currency exchange difference generated by cash and cash equivalents	62,308,233	6,416,381
Increase (Decrease) in cash and cash equivalents	266,339,414	(96,924,517)
Cash and cash equivalents at the end of the period	845,245,565	244,725,970

Cash and cash equivalents at the end of the period	845,245,565	244,725,970
Cash and cash equivalents at the end of the period included in non-current assets classified as held for sale	(9,042,866)	-
Cash and cash equivalents at the end of the period	836,202,699	244,725,970

Significant Non-cash transactions:
Acquisition of property, plant and equipment through an increase in trade payables	(525,595,246)	(443,504,307)
Borrowing costs capitalized in property, plant and equipment	(329,548,463)	(173,722,737)
Increase from offsetting of PUREE-related liability against receivables (SE Res. No. 250/13, subsequent Notes and SE Res. 32/15)	-	10,618,797
Increase from offsetting of liability with CAMMESA against receivables (SE Res. No. 250/13, subsequent Notes and SE Res. 32/15)	-	158,081,277
Decrease in borrowings through offsetting with trade receivables	(52,138,407)	(51,291,289)
Increase in asset retirement obligation provision	(11,837,616)	(9,004,291)
(Constitution) Recovery of guarantee of derivative financial instruments, net through the delivery of financial assets at fair value through profit or loss	94,939,032	(953,507)
Unpaid dividends to third parties	-	4,951,680
Decrease from offseting of other liabilities with CAMMESA for loans for consumption (Mutuums) granted for higher salary costs (SE Resolution 32/15)	-	(447,438,000)
Amounts received from CAMMESA through FOCEDE for investment loan	-	631,604,000

      The accompanying notes are an integral part of these unaudited condensed interim financial statements.

 NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

For the six and three month periods ended June 30, 2016

presented with comparative figures

(in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 1: GENERAL INFORMATION

The Company is an integrated electricity company which, through its subsidiaries and joint ventures, is engaged in of the electricity generation, transmission and distribution in Argentina.

In the generation business, the Company has an installed capacity of approximately 2,204 MW, representing approximately 6.6% of Argentina's installed capacity, which, with the addition of a 105 MW recently enabled expansion in CTLL, amount to 2,309 MW, thus reaching 6.9% of Argentina's installed capacity.

In the transmission business, the Company jointly controls Citelec, which is the controlling company of Transener, that performs the operation and maintenance of the high-tension transmission network in Argentina which covers more than 14,500 km of lines of its own, and 6,200 km of lines of Transba. Both companies together carry 90% of the electricity in Argentina.

In the distribution business, the Company, through Edenor, the largest electricity distributor in Argentina, distributes electricity to over 2.8 million customers throughout the northern region of Buenos Aires City and northwest of Greater Buenos Aires.

In the oil and gas business, the Company controls PEPASA, a company established in 2009 for oil and gas production and exploration in Argentina, with operations in 5 areas.

In other business, the Company conducts financial investment operations and it keeps investments in other companies that have complementary activities.

NOTE 2: REGULATORY FRAMEWORK

The main regulatory provisions affecting the electricity market and the activities of the company have been detailed in the financial statements for the year ended December 31, 2015, with the exception of the changes stated below.

2.1          Generation

State of Emergency in the National Electricity Sector – New Seasonal Prices

In December 2015, the National Government issued Executive Order No. 134/15 declaring the state of emergency in the electrical sector until December 31, 2017 and instructed the MEyM to adopt the necessary measures regarding the generation, transportation and distribution segment, to improve the quality and guarantee the operation of the utility.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

As a result of the emergency, during January, 2016 the MEyM passed Resolutions No. 6 and 7 and the ENRE passed Resolution No. 1 implementing a new social tariff scheme and reducing seasonal prices for certain tariff categories (see Note 31.2).

Furthermore, the precautionary measures mentioned in Note 2.2.b required Distributors to refrain from billing the tariff increase and to reimburse the already collected increased amounts by crediting the customers’ accounts. These modifications may have a negative impact on CAMMESA’s collections and, in turn, in collections by generation agents.

In view of these judicial decisions mentioned in previous paragraph, the Executive Branch, which initially established the tariff increases, requested the Supreme Court of Justice to rule on the issue and to decide on the legality, appropriateness and applicability of tariff increases.

Later on, pursuant to SE Resolution No. 41/16, the 2016 Winter Seasonal Programming was approved, keeping the values approved in the Summer Seasonal Reprogramming (ENRE Resolution No. 1/16).

SE Resolution No. 22/16 – Update of the Remuneration Scheme implemented by SE Resolution No. 95/13 and previously updated by SE Resolutions No. 529/14 and No. 482/15

On March 30, 2016, SE Resolution No. 22/16 was passed, which abrogated Schedules I, II, III, IV, V, VI and VII of SE Resolution No. 482/15 (which in turn amended SE Resolutions No. 95/13 and 529/14) and provided for a retroactive updating —as from the economic transactions for the month of February, 2016— of the remuneration values for fixed and variable costs and for non-recurring maintenance works (the "Maintenance Remuneration”).

The remuneration scheme update comprises the following:

        i.                  Fixed Costs Remuneration:

Classification or technology and scale	$/MW-hrp
TG units with power (P) > 50 Mw	108.8
TV units with power (P) < 100 Mw	180.9
TV units with power (P) > 100 Mw	129.2
HI units with power (P) ≤ 50 Mw	299.2
HI units with power (P) between 120 Mw and 300 Mw	107.8

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Pursuant to SE Resolution No. 22/16, hydroelectric power plants operating and maintaining control structures in river courses (such as derivation channels or compensation reservoirs) and not having an associated hydroelectric power plant should consider a 1.20 increase factor for the remuneration of fixed costs in the plant at the headwaters.

      ii.                  Variable Costs Remuneration:

Classification or technology and scale	Operating with:
	Natural Gas	FO/GO Hydrocarbons
	$/MWh
TG units with power (P) > 50 Mw	46.3	81.1
TV units with power (P) < 100 Mw	46.3	81.1
TV units with power (P) > 100 Mw	46.3	81.1

Hydroelectric Units	$/MWh
HI units with power (P) ≤ 50 Mw	36.7
HI units with power (P) between 120 Mw and 300 Mw	36.7

In the case of pumping hydroelectric power plants, both the power generated and the power used for pumping should be considered.

  Maintenance Remuneration:

Classification or technology and scale	$/MWh
TG units with power (P) > 50 Mw	45.1
TV units with power (P) < 100 Mw	45.1
TV units with power (P) > 100 Mw	45.1
HI units with power (P) ≤ 50 Mw	16
HI units with power (P) between 120 Mw and 300 Mw	16

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Receivables from WEM generators

As of June 30, 2016 and December 31, 2015, the Company, through its generation subsidiaries, holds receivables with CAMMESA which, at nominal value, together with accrued interest, amount to a total $ 1,253.9 million and $ 1,016 million, with an estimated recoverable value of $ 1,164.8 million and $ 978 million, respectively. Below its integration are detailed.

a.       LVFVDs pursuant to SE Resolution No. 406/03 2004-2006. They have been assigned to FONINVEMEM in the amount of $ 45.2 million and $ 51.2 million including interest, and their estimated recoverable value amounts to $ 40.1 million and $ 44.5 million, respectively.

b.       LVFVDs pursuant to SE Resolution No. 406/03 2008-2011. They have been allocated to the “2014 Agreement” in the amount of $ 574.3 million and $482.5 million, including interest, equivalent to their estimated recovery value.

c.       LVFVDs pursuant to SE Resolution No. 406/03 2012-2013 and SE Resolution No. 95/13 2013-2015. These have been allocated to the “2014 Agreement” in the amount of $ 460 million and $ 403.2 million including interest, and their estimated recoverable value amounts to $ 419.6 million and $ 371.9 million, respectively. LVFVDs under the SE Resolution No. 95/13 Trust accrued during fiscal year 2016 in the amount of $ 43.6 million have not been recognized as income due to the uncertainty of their collection, as the investment projects to be financed with such LVFVDs are subject to approval by the SE. Therefore, they will be recognized as income for the period in which the project approval is verified and up to the amounts approved by the SE.

d.       LVFVDs for Maintenance Remuneration in the amount of $ 130.8 million and $ 79.1 million, respectively, bound to cancel the funding approved by the SE previously authorized for maintenance work. They have been valued at their nominal value plus interest, net of partial advances received under CAMMESA funding, except in the case of HIDISA, which were approved after the end of the period.

Regarding the 2015-2018 FONINVEMEM Resources, as at the date hereof, generation subsidiaries have advanced in the study of projects seeking to obtain, with prior SE approval, the automatic allocation of specific contributions, which as of June 30, 2016 amount to $ 161.7 million. However, the change in administration in December 2015 prevented the execution of such agreements. Revenues from the 2015-2018 FONINVEMEM Remuneration will be recognized from the approval of the investment projects and with the allocation of the specific contributions.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

2014 Agreement

On July 15, 2016, the new 105 MW high-efficiency gas turbine, which makes up the project to expand CTLL’s generating capacity by 120 MW, was commissioned for service.

As at the issuance of these unaudited condensed interim financial statements, CTLL is negotiating with CAMMESA a WEM Supply Agreement pursuant to SE Resolution No. 220/07 which will partially remunerate the energy and power generated by the new unit.

Major maintenances

On June 16, 2016, the SE partially approved the request for financing filed by HINISA for the performance of non-recurring maintenance works in the Nihuil I, Nihuil II and Nihuil III plants for the amounts of $ 14.7 million and U$S 0.7 million. As at the issuance hereof, HINISA has not received any disbursement under the approved financing.

On July 18, 2016, the SE partially approved the request for financing filed by HIDISA for the performance of non-recurring maintenance works in the Agua del Toro, Los Reyunos and El Tigre plants for the amounts of $ 6.9 million and U$S 0.5 million. As at the issuance hereof, HIDISA has not received any disbursement under the approved financing.

SE Resolution No. 21/16: Call to companies interested in offering new generation capacity

As a result of the state of emergency in the National Electricity Sector, the SE issued Resolution No. 21/16 calling for parties interested in offering new thermal electric power generation capacity with the commitment to making it available through the WEM for the following periods: 2016/2017 summer; ii) 2017 winter, and iii) 2017/2018 summer.

The terms for the call were established in SE Note No. 161/16. The conditions applicable to the generation capacity to be offered include: i) a minimum 40 MW power; ii) each generating unit should have a minimum 10 MW power; and iii) the equipment should have double fuel consumption capacity (with certain exceptions).

The offeror should file its offer through two envelopes (a technical and an economic proposal). The economic proposal should provide for a Fixed Price (U$S/MW-month) and a Variable Price (not associated with fuel, in U$S/MWh).

Successful bidders should enter into a “wholesale demand agreement” with CAMMESA on behalf of the distributors and with GUME.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Subsidiaries within the Pampa Group have submitted four different new generation projects, out of which only one was finally awarded. The awarded project consists of the expansion of CTLL plant’s generating capacity through the installation of a new GE aeroderivative gas turbine (model LMS100) with a gross generation capacity of 105 MW, which will be commissioned for service in August, 2017. The estimated cost of the project amounts to U$S 90 million, plus VAT. CTLL has entered into project and maintenance agreements for the unit with the main suppliers and contractors.

Additionally, CTLL has executed with CAMMESA an agreement for the sale of the energy and power generated by the new unit for a term of 10 years as from the project’s commissioning, with a fixed price of U$S 24,000 MW/month during the first 6 years, U$S 23,000 MW/month for the following two years and U$S 20,000 MW/month for the last two years. The agreed variable price is U$S 12 MWh.

New measures promoting projects in renewable energies

In October 2015, Act No. 27,191 was passed (regulated by Executive Order No. 531/2016) amending Act No. 26,190 on the promotion of renewable sources of energy. Among other measures, it provided that by December 31, 2025, 20% of the total demand for energy in Argentina should be covered with renewable sources of energy. To meet such objectives, it provides that the GUME and CAMMESA should cover 8% of their demand with such sources by December 31, 2017. Such percentage will increase every two years until reaching such objective. The agreements entered into with Large Users and Distributors' Large-scale users will not have an average price exceeding U$S 113/MWh.

Additionally, it provides for several measures promoting for the construction of projects for the generation of energy from renewable sources, including tax benefits (advance VAT reimbursement, accelerated depreciation in income tax, import duty exemptions, etc.) and the creation of a fund for the development of renewable energies destined, among other objectives, to the granting of loans and capital contributions to the financing of such projects.

Through Resolution No. 71/16, the MEyM launched an open call for bids for the hiring of energy from renewable sources within the WEM (RenovAr Program, Round 1) seeking to meet the renewable sources contribution target set by Acts No. 26,190 and 27,191 by December 31, 2017. To such effects, CAMMESA published a preliminary version of the bid documentation, which was subject to consultation by the parties interested in participating in the call.

On July 26, 2016, CAMMESA published the final version of the bidding documents based on the instructions provided by MEyM Resolution No. 136/16. The deadline for the submission of tenders under the new bid notice is September 5.

Finally, Executive Order No. 882/16 provided that tax benefits should be applied for in the tender offers, with a limit of U$S 1,700 million for the year 2016.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Acquisition of Greenwind Argentina S.A. (“Greenwind”) – Wind Power Project

On April 18, 2016, CTLL acquired 100% of Greenwind's capital stock and equity for an amount of U$S 2.1 million. Greenwind is a corporation organized in Argentina, which main objective is the development of the “Corti” wind power project, which consists of the installation of a 100 MW capacity park in Bahía Blanca, Province of Buenos Aires. Greenwind holds a right of usufruct over a 1,500-hectare plot of land where wind measurements have been taken during the last four years.

Acquisition of Parques Eólicos del Fin del Mundo S.A. (“PEFMSA”) – Wind Power Project

On May 17, 2016, CTLL acquired 100% of PEFMSA's capital stock and equity for an amount of U$S 0.67 million. PEFMSA is a corporation organized in Argentina, which main objective is the development of the “Parque Eólico de la Bahía” wind power project, which consists of the installation of a 50 MW capacity park in Bahía Blanca, Province of Buenos Aires. PEFMSA holds a right of usufruct over a 500-hectare plot of land where wind measurements have been taken during the last four years.

2.2          Distribution

a)       Tariff Structure Review

By means of MEyM Resolution No. 7/16 (suspended by the precautionary measures, see Note 2.b), SE Resolution 32/15 was repealed and the ENRE was instructed to adopt all the necessary measures, within its field of competence, to conclude the RTI before December 31, 2016.

On April 1, 2016, the ENRE issued Resolution 55/16, which approves the program for the Review of the distribution tariff for the current year, establishing the criteria and methodologies for both the RTI process and the compensation and penalty system, together with a tentative schedule with a detail of the work plan to be submitted.

In this regard, on July 20, 2016, Edenor submitted the first report which included the demand projection study and the capital base determination. The final proposal must be submitted on September 1, 2016.

As mentioned in the financial statements as of December 31, 2015, Edenor estimates that the RTI must include, in addition to the definitive Electricity Rate Schedules, a review of costs, the required quality levels and other rights and obligations that would lead to an updated Concession Agreement, which, in turn, must provide for the definitive treatment to be given to all those issues, about which a decision is still pending, resulting from the Federal Government’s non-compliance with the Adjustment Agreement, including the remaining balances and other effects caused by the partial measures adopted.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

These issues, among other, are the following:

i)           the treatment to be given to the remaining balances of the amounts received for the fulfillment of the Investment Plan through the Loans for consumption (Mutuums) granted to cover the insufficiency of the funds deriving from the FOCEDE;

ii)         the treatment to be given to the funds disbursed by Edenor for the fulfillment of the Investment Plan, not included in i) above;

iii)        the conditions for the settlement of the balance outstanding with CAMMESA at the date of issuance of SE Resolution 32/15, for which purpose Edenor has submitted a payment plan;

iv)       the treatment to be given to the Penalties and Discounts whose payment/crediting is pending.

b)       Precautionary measures

As from May 2016 and until the date of issuance of these financial statements, Edenor has been notified by several courts of the Province of Buenos Aires of the granting of precautionary measures requested by different customers, both individuals and groups of consumers (Hospital Privado de la Merced S.A., Municipality of La Matanza,  Club Atlético 3 de Febrero, Club Ferrocarril Mitre Deportivo Social y Cultural, Sociedad Alemana de Gimnasia de Villa Ballester, Club Social y Deportivo Las Heras, Club Sportivo San Andrés, Cooperativa de Trabajo 19 de Diciembre, residents of San Martín, Pilar and Escobar districts), which all together account for more than 30% of Edenor’s sales, ordering the suspension of MEyM Resolutions 6/16 and 7/16 and ENRE Resolution 1/16 (authorizing tariff increases), retroactively to the date on which such resolutions came into effect (February 2016).

These measures required Edenor to refrain from billing with the tariff increase, and to return any amounts of the increases already collected, by crediting the customers’ accounts. Edenor complied, and continues to comply as of the date of issuance of these condensed interim financial statements, with the precautionary measures granted by the courts and began to issue the bills based on the previous electricity rate schedule, crediting the customers’ accounts for the amounts collected above those rates. As of June 30, 2016, the estimated impact of complying with these resolutions amounts to approximately $ 1.1 billion in lower revenue from sales, whereas the related cost for energy purchases is of an estimated amount of $ 533 million.

Furthermore, on July 15, 2016 the ENRE notified Edenor of the granting of a precautionary measure by Division II of the Federal Appellate Court of the City of La Plata, ordering the suspension of such increases in all the Province of Buenos Aires for a period of three months to commence as from the date of issuance of such judicial order. This measure impacts 80% of Edenor’s billing as from the month of July.

Edenor has requested that the intervening courts and the SE notify CAMMESA of the suspension of the above-mentioned resolutions, so as to prevent CAMMESA from continuing to invoice the energy being purchased by Edenor, and affected by the precautionary measures, with the increased seasonal price established by MEyM Resolution 6/16. Furthermore, Edenor has notified CAMMESA of such situation.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Edenor has taken all steps available from a judicial standpoint in order to revert this situation, and, while it awaits the judicial definitions, it is evaluating the consequences thereof and any further actions to be taken.

Notwithstanding the foregoing, if such resolutions were declared null and void, Edenor believes that the previous electricity rate schedule of SE Resolution No. 32/15 would apply again, as it was repealed by Resolution No. 7/16, which is now being questioned. In that case, the Federal Government should begin once again to provide assistance to Edenor in order for the latter to pay its obligations until a new tariff increase is established.

c)         Penalties

By means of ENRE Note No. 120,151 dated April 15, 2016, which establishes the new criterion to calculate penalties, Edenor is informed that for purposes of calculating penalty amounts, the values to be applied are the kWh values in effect at the last day of the six-month period analyzed in which the penalizable event is detected, with the increases recorded in the “remuneration” as a consequence of the increases and adjustments granted as of that date. The effect of this resolution for the September 2015-February 2016 six-month period and subsequent periods was recorded in the six-month period during the six-month period ended June 30, 2016.

Furthermore, it is stated that the resulting amounts determined as indicated in the preceding paragraph, accrue interest at the thirty-day lending rate of Banco de la Nación Argentina, from the date on which they are determined until the User’s account is actually credited, effect which Edenor has recorded in its financial statements.

Additionally,  considering  the  aforementioned  ENRE  Note, Edenor is evaluating  with  the  regulatory  authorities  the  scope  of the provisions thereof  with  regard  to  all  the penalties recorded. This includes, for example,  clarifying  the  ENRE’s  criterion  to  define  what  constitutes “remuneration”  for  purposes of determining the penalties accrued prior to September  1,  2015  and  not  yet issued.  If the term “remuneration” were interpreted by the ENRE as to include all the amounts received in the form of, for example, government grants, the amount of the provision for penalties could increase significantly.

The penalty amount determined as of June 30, 2016 does not include the effects of the precautionary measures mentioned in the previous caption.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 2: (Continuation)

Compensation payable to Customers

On March 21, 2016, the ENRE issued Resolution No. 31/16, pursuant to which it was provided that each small-demand residential customer (T1R) who suffered  power outages between February 12 and 18, 2016 must be paid a compensation of at least (i) six hundred pesos if the power cut lasted more than 12 continuous hours but did not exceed 24 continuous hours; (ii) nine hundred thirty-one pesos if the power cut lasted more than 24 continuous hours but did not exceed 48 hours; and (iii) one thousand sixty-five pesos if the power cut lasted more than 48 continuous hours.

The total amount of the compensation payable to customers by way of discounts amounts $ 73 million, which was credited to customer bills issued as from April 25, 2016.

d)         ENRE Resolution No. 347/12

According to the provisions of ENRE Resolution No. 2/16, concerning the termination of the FOCEDE trust, on June 23, 2016 Edenor received $ 86.3 million as reimbursement for the amounts duly transferred to the FOCEDE. On July 20, 2016, the aforementioned trust was formally terminated and liquidated.

e)         Framework Agreement

With regard to the accounts receivable from the Framework Agreement, related to the distribution of electricity to low-income areas and shantytowns, during the months of May and July Edenor received payments for $ 11.4 million and $ 18.3 million, respectively from the Provincial and the Federal Governments.

2.3          Oil and gas

Gas Market

Natural Gas Surplus Injection Promotion Program

On January 4, 2016, Executive Order No. 272/15 was passed dissolving the Committee created pursuant to Executive Order No. 1277/12 and providing that the powers assigned to it would be exercised by the MEyM.

On May 20, 2016, Executive Order No. 704/16 authorized the delivery of bonds denominated in U.S. Dollars issued by the Argentine Government (BONAR 2020) for the cancellation of debts outstanding as at December 31, 2015 under the Program. Furthermore, the Executive Order imposes restrictions on the transferability of such bonds, with a limit of up  3% per month without penalty, except to subsidiaries and/or affiliates, and requires the filing of information on a monthly basis.

On June 9, 2016, PEPASA submitted a letter accepting the payment of $ 455.5 million as compensation owed to it as at December 2015, through the delivery of BONAR 2020 for a face value of U$S 29.5 million. BONAR 2020 bonds were actually collected on July 22, 2016.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: BASIS OF PRESENTATION

These unaudited condensed interim financial statements for the six and three month periods ended on June 30, 2016 have been prepared in accordance with the provisions of IAS 34 "Interim Financial Reporting".

This unaudited condensed interim financial information should be read in conjunction with the consolidated financial statements of the Company as of December 31, 2015, which have been prepared in accordance with IFRS, as issued by the IASB. These unaudited consolidated condensed interim financial statements are expressed in Argentine pesos. They have been prepared under the historical cost convention, modified by the measurement of financial assets at fair value.

These unaudited condensed interim financial statements for the six and three month periods ended June 30, 2016 have not been audited. The Company’s management estimates they include all the necessary adjustments to present fairly the results of operations for each periods. The income for the six and three month periods ended June 30, 2016, does not necessarily reflect in proportion the Company’s results for the complete year.

These unaudited condensed interim financial statements have been approved for their issuance by the Company’s Board of Directors on August 10, 2016.

Comparative information

Balances as of December 31, 2015 and for the six and three month periods ended on June 30, 2015, included in these unaudited condensed interim financial statements for comparative purposes, are derived from the financial statements at those dates. Certain reclassifications have been made to those financial statements to keep the consistency in the presentation with the amounts of the current period.

At the SEC’s request, and for filing purposes with such Commission, on July 26, 2016, the Company restated its financial statements for the year ended December 31, 2015 and 2014 to correct an error, reclassifying in the Statement of Cash Flows the values related to the loan for consumption (mutuum) agreements duly entered into with CAMMESA.

Accordingly, the Company’s statement of cash flows for the period ended June 30, 2015 has been restated to present the cash inflows related to such agreements within financing activities in the statement of cash flows, instead of operating activities as previously presented.

Also, the increase in the balances of the loans with CAMMESA for funds received by the FOCEDE for the period ended June 30, 2015 is now presented as a non-cash transaction in the supplementary disclosures to the statement of cash flows instead of operating activities as previously presented.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 3: (Continuation)

This correction to the financial statements, impacts only the statement of cash flows, being no impact on the statements of financial position, comprehensive income, or equity, or on the basic and diluted (loss) earnings per share.

( Amounts in Pesos)	06.30.2015
	As reported	Adjustment		As restated
Cash flow from operating activities	1,910,663,495	(222,426,777)	(1)	1,688,236,718
Cash flow from investing activities	(2,204,852,804)	55,610,777		(2,149,242,027)
Cash flow from financing activities	197,264,792	166,816,000	(1)	364,080,792
Non cash transactions
Amounts received from CAMMESA through FOCEDE	-	631,604,000	(2)	631,604,000
Decrease from offset of other liabilities with CAMMESA for loans for consumption (Mutuums) granted for higher salary costs (SE Resolution 32/15)	-	(447,438,000)	(3)	(447,438,000)

(1) Relates to the loan for consumption (mutuum) for salaries that was disclosed in the statement of cash flows under the heading “Increase in trade payables and loans for consumption (mutuum) with CAMMESA in the distribution segment” (Note 2 to the financial statements as of December 31, 2015) and other immaterial reclassifications.

(2) Relates to the loan for consumption (mutuum) for investments (Note 2 to the financial statements as of December 31, 2015).

(3) Relates to the amounts received in accordance with the provisions of SE Resolution No. 32/15, which establishes the offsetting of the loans for consumption (mutuum) for salaries with those funds (Note 2 to the financial statements as of December 31, 2015).

NOTE 4: ACCOUNTING POLICIES

The accounting policies applied in these unaudited condensed interim financial statements are consistent with those used in the financial statements for the last fiscal year prepared under IFRSs, which ended on December 31, 2015, except for the changes described below.

4.1    Non-current Assets classified as held for sale

The assets and liabilities that have been made available for sale are classified as Assets available for sale when the carrying amount will be mainly recovered through a sale transaction, and this transaction is regarded as highly probable. These assets are valued at the lower of the carrying amount and fair value less costs of disposal.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 4: (Continuation)

4.2    New provisions, modifications and interpretations which are not yet effective and have not been early adopted by the Company

- IFRS 16 “Leases”: On January 31, 2016, the IASB published IFRS 16, ‘Leases’, which replaces the current guidance in IAS 17. IFRS 16 defines a lease as a contract, or part of a contract, that conveys the right to use an asset (the underlying asset) for a period of time in exchange for consideration.

Under IFRS 16 for leasing contracts it has to be recognize a lease liability reflecting future lease payments and a ‘right-of-use’ asset for almost all lease contracts. This is a significant change compared to IAS 17 under which lessees were required to make a distinction between a finance lease (on balance sheet) and an operating lease (off balance sheet). IFRS 16 contains an optional exemption for certain short-term leases and leases of low-value assets; however, this exemption can only be applied by lessees.  The IFRS 16 is effective for annual reporting periods beginning on or after 1 January 2019. The Company is analyzing the implications of this new standard.

- IAS 7 "Statement of cash flows": In January 2016, IASB issued an amendment by which it is required to disclose information that will allow users to understand changes in liabilities arising from financing activities. This includes changes arising from cash flows, such as drawdowns and repayments of borrowings; and non-cash changes, such as acquisitions, disposals and unrealized exchange differences. It is applicable for annual periods beginning on or after January 1, 2017.

- IAS 12 “Income taxes”: In January 2016, the IASB issued amendments to clarify the requirements for recognizing deferred tax assets on unrealized losses. The amendments clarify the accounting for deferred tax where an asset is measured at fair value and that fair value is below the asset’s tax base. They also clarify certain other aspects of accounting for deferred tax assets. The amendments are effective from 1 January 2017.

- IFRS 2 “Share based payments”:  In June 2016, an amendment was issued to clarify the measurement basis for cash-settled share-based payments and the accounting for modifications that change an award from cash-settled to equity-settled. It also introduces an exception to the principles in IFRS 2 that will require an award to be treated as if it was wholly equity-settled, where an employer is obliged to withhold an amount for the employee’s tax obligation associated with a share-based payment and pay that amount to the tax authority. It is applicable for annual periods beginning on or after January 1, 2018.

The Company is analyzing the implications of these modifications.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 5: CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of these unaudited consolidated condensed interim financial statements requires the Company’s Management to make future estimates and assessments, to apply critical judgment and to establish assumptions affecting the application of accounting policies and the amounts of disclosed assets and liabilities, and income and expenses.

Mentioned estimates and judgments are evaluated on a continuous basis and are based on past experiences and other reasonable factors under the existing circumstances. Actual future results might differ from the estimates and evaluations made at the date of preparation of these unaudited condensed interim financial statements.

In the preparation of these unaudited condensed interim financial statements, management judgements on applying the Company’s accounting policies and sources of information used for the respective estimates are the same as those applied in the Financial Statements for the year ended December 31, 2015, except for the information disclosed in Notes 2.2.b) and 38.

NOTE 6: FINANCIAL RISK MANAGEMENT

The Company’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and the price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies since last year.

NOTE 7: INVESTMENTS IN SUBSIDIARIES

(a) Subsidiaries information

Unless otherwise indicated, the capital stock of the subsidiaries consists of common shares, each granting the right to one vote. The country of the registered office is also the principal place where the subsidiary develops its activities.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 7: (Continuation)

			06.30.2016	12.31.2015
	Country	Main activity	Direct and indirect participation %	Direct and indirect participation %
BLL	Argentina	Winemaking	100.00%	100.00%
CTG	Argentina	Generation	90.42%	90.42%
CTLL	Argentina	Generation	100.00%	100.00%
IEASA	Argentina	Investment	100.00%	100.00%
INDISA	Argentina	Investment	91.60%	91.60%
INNISA	Argentina	Investment	90.27%	90.27%
IPB	Argentina	Investment	100.00%	100.00%
PACOSA	Argentina	Distributor	100.00%	100.00%
PEPASA (1)	Argentina	Oil	49.60%	49.60%
PEPCA	Argentina	Investment	100.00%	100.00%
PISA	Uruguay	Investment	100.00%	100.00%
PP	Argentina	Investment	100.00%	100.00%
PP II	Argentina	Investment	100.00%	100.00%
Transelec	Argentina	Investment	100.00%	100.00%

(1)       The necessary conditions are met to maintain control over the subsidiary.

NOTE 8: INVESTMENTS IN JOINT VENTURES

	Note	06.30.2016	06.30.2015
At the beginning of the year		223,918,951	226,894,893
Capital increase	27.f	-	475,000
Other decreases		(14,042,172)	(9,007,014)
Share of (loss) profit		(73,565,057)	28,667,311
At the end of the period		136,311,722	247,030,190

The Company has a co-controlling interest in Citelec, Transener’s controlling company.

The Company’s equity in Citelec is 50%, and the latter holds 52.65% of the interests in Transener. This means that Pampa Energía indirectly holds 26.33% of the interests in Transener. The capital stock is composed of common shares, each granting the right to one vote. It is registered in Argentina, which is also the principal place where it develops its activities.

For the valuation, its condensed interim financial statements as of June 30, 2016 have been used, which disclose the following items: Capital Stock in the amount of $ 554.3 million, loss for the period in the amount of $ 143.1 million and Shareholders’ Equity in the amount of $ 212 million.

The following chart includes a reconciliation of the equity method value and the book value of the Company’s interest:

	06.30.2016	06.30.2015
Equity method value	106,439,084	194,428,252
Adjustments (1)	29,872,638	52,601,938
Total investments in joint ventures	136,311,722	247,030,190

(1)  Includes adjustments for repurchase of corporate bonds and depreciation of property, plant and equipment.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 9: INVESTMENTS IN ASSOCIATES

	Note	06.30.2016	06.30.2015
At the beginning of the year		123,237,325	133,169,584
Dividends	27.g	(4,000,000)	-
Share of (loss) profit		(2,653,210)	7,462,702
Reclasification to non current assets classified as held for sale	33	(116,584,115)	-
At the end of the period		-	140,632,286

The Company holds an interest in only one associated company. Through PEPCA, the Company has a 10% interest in CIESA, a company holding 51% of TGS’s capital stock. TGS is the most important gas transportation company in the country, and it operates the biggest pipeline system in Latin America. In turn, it is the leading company in the production and marketing of natural gas liquids both for the domestic and the export market. It also provides comprehensive solutions in the natural gas area.

The capital stock of the associated company is composed of common shares, each granting the right to one vote. The associated company is registered in Argentina, which is also the principal place where it develops its activities.

For the valuation of its interest in the associate, to its disclosure as an non-current asset classified, the condensed interim financial statements as of March 31, 2016 have been used, which disclose the following items: Capital Stock in the amount of $ 638.8 million, loss for the period in the amount of $ 26.5 million and Shareholders’ Equity in the amount of $ 817.6 million.

The following chart includes a reconciliation of the equity method value and the book value of the Company’s interest:

	Note	06.30.2016	06.30.2015
Equity method value		100,707,585	105,812,790
Adjustments (1)		15,876,530	34,819,496
Reclasification to non current assets classified as held for sale	33	(116,584,115)	-
Total investments in associates		-	140,632,286

(1) Includes the increased value of investments in associated companies.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: PROPERTY, PLANT AND EQUIPMENT

	Original Values
Type of good	At the beginning	Increases	Decreases	Transfers	At the end

Land	24,568,246	-	-	-	24,568,246
Buildings	392,606,755	-	(4,236,020)	16,914,007	405,284,742
Generation equipment and machinery	2,147,088,583	56,488,895	(46,084,745)	712,253,640	2,869,746,373
Work and compulsory work performed	7,533,912	-	-	-	7,533,912
High, medium and low voltage lines	3,200,626,205	16,023	(84,608,440)	553,420,381	3,669,454,169
Substations	1,298,982,944	-	(11,910,418)	173,112,483	1,460,185,009
Transforming chamber and platforms	792,641,739	27,874	(6,853,677)	97,543,676	883,359,612
Meters	806,227,752	-	(69,582)	39,792,553	845,950,723
Wells	1,123,907,411	12,095,547	(7,925,860)	435,069,443	1,563,146,541
Casks	89,571	-	-	-	89,571
Mining property	804,512,360	14,876,801	-	-	819,389,161
Gas plant	193,778,409	3,968,596	(16,487,330)	(69,432,097)	111,827,578
Vehicles	256,875,738	4,967,808	(817,328)	1,680,586	262,706,804
Furniture and fixtures and software equipment	193,263,186	22,343,467	(38,672,605)	2,039,362	178,973,410
Communication equipments	58,511,412	158,003	(110,574)	32,354,351	90,913,192
Materials and spare parts	325,353,808	81,488,800	(14,654,423)	-	392,188,185
Tools	33,384,774	2,107,252	-	(888)	35,491,138
Civil works	2,696,068	-	-	-	2,696,068
Work in progress	4,865,516,986	2,334,708,243	-	(1,741,811,354)	5,458,413,875
Advances to suppliers	804,597,587	156,209,240	(1,699,811)	(252,936,143)	706,170,873
			-		-
Total at 06.30.2016	17,332,763,446	2,689,456,549	(234,130,813)	-	19,788,089,182
Total at 06.30.2015	11,420,043,195	2,153,429,635	(35,223,247)	-	13,538,249,583

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

	Depreciation				Net book values
Type of good	At the beginning	Decreases	For the period	At the end	At the end	At 12.31.2015

Land	-	-	-	-	24,568,246	24,568,246
Buildings	(97,129,692)	1,200,764	(9,456,827)	(105,385,755)	299,898,987	295,477,063
Generation equipment and machinery	(564,525,768)	37,449,909	(70,159,186)	(597,235,045)	2,272,511,328	1,582,562,815
Work and compulsory work performed	(4,025,912)	-	(207,576)	(4,233,488)	3,300,424	3,508,000
High, medium and low voltage lines	(752,925,415)	63,951,037	(61,775,031)	(750,749,409)	2,918,704,760	2,447,700,790
Substations	(290,429,250)	5,234,834	(23,815,268)	(309,009,684)	1,151,175,325	1,008,553,694
Transforming chamber and platforms	(175,264,820)	6,853,677	(14,828,561)	(183,239,704)	700,119,908	617,376,919
Meters	(270,135,756)	4,964	(22,129,459)	(292,260,251)	553,690,472	536,091,996
Wells	(302,578,756)	4,268,602	(242,182,939)	(540,493,093)	1,022,653,448	821,328,655
Casks	(55,039)	-	(8,956)	(63,995)	25,576	34,532
Mining property	(117,693,474)	-	(82,592,300)	(200,285,774)	619,103,387	686,818,886
Gas plant	(19,604,938)	8,610,145	(9,549,352)	(20,544,145)	91,283,433	174,173,471
Vehicles	(72,351,265)	701,584	(24,156,133)	(95,805,814)	166,900,990	184,524,473
Furniture and fixtures and software equipment	(106,909,529)	38,672,608	(16,965,083)	(85,202,004)	93,771,406	86,353,657
Communication equipments	(35,187,210)	21,876	(1,757,329)	(36,922,663)	53,990,529	23,324,202
Materials and spare parts	-	-	-	-	392,188,185	325,353,808
Tools	(14,027,594)	-	(1,711,199)	(15,738,793)	19,752,345	19,357,180
Civil works	(1,515,955)	-	(68,621)	(1,584,576)	1,111,492	1,180,113
Work in progress	-	-	-	-	5,458,413,875	4,865,516,986
Advances to suppliers	-	-	-	-	706,170,873	804,597,587

Total at 06.30.2016	(2,824,360,373)	166,970,000	(581,363,820)	(3,238,754,193)	16,549,334,989
Total at 06.30.2015	(2,201,943,220)	20,556,555	(283,291,182)	(2,464,677,847)
Total at 12.31.2015						14,508,403,073

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 10: (Continuation)

Borrowing costs capitalized in the book value of property, plant and equipment during the periods ended June 30, 2016 and 2015 amounted to $ 152.6, and $ 122 million respectively.

Labor costs capitalized in the book value of property, plant and equipment during the periods ended June 30, 2016 and 2015 amounted to $ 328.7 and $ 168.9 million respectively.

NOTE 11: INTANGIBLE ASSETS

	Original values
Type of good	At the beginning	Increase	At the end

Concession agreements	950,767,632	-	950,767,632
Goodwill	5,627,370	-	5,627,370
Bahía wind power project	-	3,309,899	3,309,899
Intangibles identified in acquisitions of companies	8,834,040	40,099,903	48,933,943
Total at 06.30.2016	965,229,042	43,409,802	1,008,638,844
Total at 06.30.2015	1,073,983,042	-	1,073,983,042

	Amortization
Type of good	At the beginning	For the period	At the end

Concession agreements	(222,227,116)	(13,626,853)	(235,853,969)
Goodwill	-	-	-
Bahía wind power project	-	-	-
Intangibles identified in acquisitions of companies	(8,834,040)	-	(8,834,040)
Total at 06.30.2016	(231,061,156)	(13,626,853)	(244,688,009)
Total at 06.30.2015	(201,598,943)	(14,731,105)	(216,330,048)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 11: (Continuation)

	Net book values
Type of good	At the end	At 31.12.2015

Concession agreements	714,913,663	728,540,516
Goodwill	5,627,370	5,627,370
Bahía wind power project	3,309,899	-
Intangibles identified in acquisitions of companies	40,099,903	-
Total at 06.30.2016	763,950,835
Total at 06.30.2015	857,652,994
Total at 12.31.2015		734,167,886

NOTE 12: FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT AND LOSS

Non current	06.30.2016	12.31.2015

Shares	70,630	70,630
Government securities	-	23,567,249
Trusts	-	2,554,544,826
Total non current	70,630	2,578,182,705

Current

Government securities	384,101,770	1,566,785,757
Corporate securities	799,718	13,428,727
Shares	184	175
Investment funds	2,530,643,086	2,500,804,849
Total current	2,915,544,758	4,081,019,508

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 13: DEFERRED TAX ASSETS AND LIABILITIES

The composition of the deferred tax assets and liabilities is as follows:

	06.30.2016	12.31.2015
Tax loss-carryforwards	206,514,885	31,604,213
Trade and other receivables	81,927,822	53,073,643
Financial assets at fair value through profit and loss	201,197	7,933,327
Trade and other payables	855,888,044	333,342,683
Salaries and social security payable	28,107,152	22,786,773
Defined benefit plans	125,888,030	108,690,484
Taxes payables	57,394,247	49,265,642
Provisions	169,054,834	134,018,863
Other	1,648,112	318,833
Deferred tax assets	1,526,624,323	741,034,461

Property, plant and equipment	(783,867,453)	(709,869,181)
Intangible assets	(226,091,242)	(229,362,001)
Trade and other receivables	(325,743,722)	(266,285,731)
Financial assets at fair value through profit and loss	(61,558,848)	(48,538,084)
Borrowings	(25,025,112)	(25,884,486)
Other	(498,943)	(403,078)
Deferred tax liabilities	(1,422,785,320)	(1,280,342,561)

Deferred tax assets and liabilities are offset in the following cases: a) when there is a legally enforceable right to offset tax assets and liabilities; and b) when deferred income tax charges are associated with the same fiscal authority. The following amounts, determined after their adequate offset, are disclosed in the statement of financial position:

	06.30.2016	12.31.2015
Deferred tax assets	798,208,377	52,279,953
Deferred tax liabilities	(694,369,374)	(591,588,053)
Net deferred tax liabilities	103,839,003	(539,308,100)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: Trade and Other receivables

Non Current	Note	06.30.2016	12.31.2015

Res. No. 406/03 Inc c) CAMMESA consolidated receivables	2	738,266,532	650,774,473
Present value discount Res. Nº 406/03 Inc. c)	2	(20,548,996)	(22,213,693)
Additional Remuneration Trusts Res. No. 95/13	2	374,992,854	275,943,978
Present Value discount Res. No. 95/13	2	(68,523,640)	(15,773,172)
Trade receivables, net		1,024,186,750	888,731,586

Tax credits:
- Value added tax		146,125,726	90,160,684
- Sales tax		13,539,927	21,799,934
- Income tax and minimum notional income tax		362,764,669	382,687,758
- Tax on banking transactions		24,339,808	21,715,623
- Allowance for tax credits		(279,910,226)	(259,762,595)
Related parties	27.i	7,239,146	7,064,978
Expenses paid in advance		2,164,741	2,286,129
Financial credit		47,264,726	72,656,306
Other		1,461,544	1,188,173
Other receivables, net		324,990,061	339,796,990

Total non current		1,349,176,811	1,228,528,576

Current

Receivables from energy distribution		1,651,088,239	1,019,519,648
Receivables from MAT		80,065,728	83,439,503
CAMMESA		727,438,669	1,278,859,093
Res. No. 406/03 Inc. c) CAMMESA consolidated receivables	2	9,800,986	10,250,804
Maintenance remuneration	2	130,832,085	79,059,069
Receivables from gas sales		412,468,438	167,462,419
Debtors in litigation		23,541,552	22,924,028
Receivables from administrative services		14,481,556	6,254,173
Related parties	27.i	6,942,844	6,730,859
Other		2,548,187	710,057
Allowance for doubtful accounts		(108,430,007)	(87,516,886)
Trade receivables, net		2,950,778,277	2,587,692,767

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: (Continuation)

	Note	06.30.2016	12.31.2015
Tax credits:
- Value added tax		315,992,654	433,728,366
- Sales tax		3,319,430	8,231,845
- Income tax and minimum notional income tax		552,467	260,349
- Withholding of social security contributions		7,152,920	869,674
- Other tax credits		2,449,635	263,055
- Allowance for tax credits		-	(443,955)
Advances to suppliers		52,313,694	50,628,100
Advances to employees		1,996,768	2,321,469
Related parties	27.i	3,176,483	14,726,068
Prepaid expenses		16,348,336	40,980,120
Receivables from non electric activities		96,891,130	65,693,920
Financial credit		38,563,585	19,332,315
Guarantee deposits		121,337,700	277,692,711
Judicial deposits		11,023,631	10,482,353
Credit with FOCEDE(1)		-	49,536,128
Credits for Compensation of Excess Gas Injection Resolution No. 1/13		1,203,234,229	451,798,679
Credit from income recognition on account of the RTI - SE Res. 32/15		-	650,937,684
Receivables from the sale of financial instruments		53,556,451	56,191,064
Contributions to receive from non-operating partners		6,049,585	6,670,703
Receivables from arbitral proceedings		-	189,656,038
Fees paid for financing to be received		125,164,936	-
Other		13,336,569	12,314,385
Allowance for other receivables		(68,356,135)	(54,049,593)
Other receivables, net		2,004,104,068	2,287,821,478

Total current		4,954,882,345	4,875,514,245

(1) On June 23, 2016, Edenor received $ 86.3 million, in accordance with the provisions of Resolution No. 2/16, thereby carrying out the definitive termination and liquidation of the aforementioned trust. As of December 31, 2015, Edenor’s net position with the FOCEDE is comprised of the following:

12.31.2015 (in thousands)
Fixed charge Res. No. 347/12 collected from customers and not transferred	(7,204)
Funds received in excess of that transferred to FOCEDE fixed charge Res. No. 347/12	191,722
Outstanding receivables from extraordinary investment plan	18,281
Provision for FOCEDE expenses	(153,263)
49,536

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 14: (Continuation)

Book value of current trade and other financial receivables is similar to their fair value due to their short-term maturity.

Trade receivables and other long-term financial receivables are measured at amortized cost, which does not differ materially from its fair value.

The movements in the allowance for impairment of trade receivables are as follows:

	06.30.2016	06.30.2015
At the beginning	87,516,886	91,117,582
Allowance for impairment	38,713,757	798,680
Decreases	(17,423,317)	(3,581,528)
Reversal of unused amounts	(377,319)	(9,937,531)
At the end of the period	108,430,007	78,397,203

The movements in the allowance for impairment of other receivables are as follows:

	06.30.2016	06.30.2015
At the beginning	314,256,143	147,322,552
Allowance for impairment	49,794,797	30,712,428
Decreases	(9,445,825)	(490,205)
Reversal of unused amounts	(2,993,503)	(29,253)
Reclasification to non current assets classified as held for sale	(3,345,251)	-
At the end of the period	348,266,361	177,515,522

NOTE 15: SHARE CAPITAL

As of June 30, 2016, the Company´s share capital consisted of 1,695,859,459 common shares in book-entry form with a face value of  $ 1 each and each granting the right to one vote.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: TRADE AND OTHER PAYABLES

Non Current	Note	06.30.2016	12.31.2015

Customer contributions		105,649,642	105,757,067
Funding contributions for substations		51,700,000	51,700,000
Customer guarantees		72,772,295	67,509,328
Trade payables		230,121,937	224,966,395

ENRE Penalties and discounts		2,560,194,198	1,004,043,366
Loans (mutuums) with CAMMESA		1,230,677,988	1,099,759,655
Compensation agreements		-	81,926,024
Liability with FOTAE		164,324,050	155,752,325
Payment agreement with ENRE		117,810,657	132,322,192
Other payables		4,073,006,893	2,473,803,562

Total non current		4,303,128,830	2,698,769,957

Current

Suppliers		1,644,865,922	2,485,463,744
CAMMESA		4,316,219,560	3,360,446,454
Customer contributions		140,263,482	147,775,331
Discounts to customers		37,372,000	125,808,507
Funding contributions substations		23,918,044	23,506,274
Canons and royalties		2,952,977	5,539,336
Customer advances		568,537	32,552,896
Customer guarantees		1,048,184	1,048,184
Related parties	27.i	1,092,183	1,856,925
Trade payables		6,168,300,889	6,183,997,651

ENRE Penalties and discounts		60,086,623	62,719,588
Related parties	27.i	7,965,224	124,680,713
Advances for works to be executed		31,467,068	31,467,068
Compensation agreements		351,930,772	192,108,317
Payment agreements with ENRE		57,186,411	54,005,897
Other creditors		42,660,000	-
Other		4,292,970	3,506,175
Other payables		555,589,068	468,487,758

Total current		6,723,889,957	6,652,485,409

The fair values of non-current customer contributions as of June 30, 2016 and December 31, 2015 amount to $ 131.1 million and $ 127.1 million, respectively. The fair values are determined based on estimated discounted cash flows in accordance with a market rate for this type of transactions.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 16: (Continuation)

The book value of other non-current financial liabilities are measured at amortized cost, which does not significantly differ from its fair value.

The book value of the compensation arrangements approximates their fair value due to valuation characteristics.

The book value of other financial liabilities included in trade and other payables approximates their fair value.

NOTE 17: BORROWINGS

Non Current	Note	06.30.2016	12.31.2015

Financial borrowings		808,577,475	717,019,046
Corporate bonds		4,364,345,816	4,479,682,941
CAMMESA financing		1,896,449,408	1,466,951,996
Related parties	27.i	14,386,358	21,092,258
		7,083,759,057	6,684,746,241

Current

Bank overdrafts		9,049,574	436,214
VCP		316,505,625	235,987,129
Financial borrowings		563,922,340	82,144,024
Corporate bonds		2,707,171,609	799,017,535
CAMMESA financing		33,236,442	10,477,887
Related parties	27.i	212,754,976	179,600,083
		3,842,640,566	1,307,662,872

As of June 30, 2016 and December 31, 2015, the fair values of the Company’s Corporate Bonds amount approximately to $ 6,967.7 million and $ 5,159.3 million, respectively. Such values were calculated on the basis of the estimated market price of the Company’s corporate notes at the end of each period/year.

The book value of current borrowings approximates their fair value due to their short-term maturity.

Financial borrowings and CAMMESA financing approximate to their fair value as they are subject to a variable rate.

The other fair values, which approximate their book value, are based on the present value of contractual cash flows using a discount rate derived from observable market prices of other similar debt instruments plus the corresponding credit risk. Fair values determinated in that way are within hierarchical level 2.

The main variations in the Group's financial structure during the six month period ended June 30, 2016 and until the date of issuance of these unaudited condensed interim financial statements are described below:

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

17.1 Generation

17.1.1. CTLL

CAMMESA Financing

Major maintenance

The extension of the loan in order to include the execution of unit LDLATG01’s major maintenances in the amount of U$S 13 million and $ 17.8 million, in both cases plus VAT, nationalization and logistics costs and withholdings chargeable on foreign contractors, was approved pursuant to SSETTyDEE Note No. 52/16, and the addendum to the loan agreement was entered into on April 8, 2016.

As at the issuance hereof, CTLL has received partial advances in the amount of $ 276.7 million, net of the Maintenance Remuneration collected by CTLL.

2014 Agreement

Regarding the plant's extension works consisting of the installation of a new 105 MW high-efficiency gas turbine, its start-up tasks have been delayed for reasons not attributable to CTLL and, therefore, its expected commercial commissioning date was postponed. The new unit was commissioned for service on July 15, 2016.

As of the date hereof, CTLL has received partial advances in the amount of $ 735.7 million pursuant to the Financing Agreement. Furthermore, CTLL has made payments in the amount of $ 850.4 million under the Supply and Construction Agreement.

17.1.2 CPB

Financing of Major Maintenance Works

On March 15, 2016, TV29 was put into forced-draft service to conduct the necessary tests and trials following the repair of the excitation transformer.

After the conclusion of tests and trials on unit TV29, it was commissioned for service on April 14, 2016.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

As at the issuance of these Condensed Interim Financial Statements, CPB has received partial advances by CAMMESA in the amount of $ 974.9 million, out of which $ 227.3 million were early canceled with receivables generated by the Maintenance Remuneration. Furthermore, CPB has not generated a positive FRD for the early cancellation of the financing.

17.1.2. CTG

CAMMESA Financing

As of the issuance hereof, CTG has received partial advances in the amount of $ 18 million, which are disclosed under “Trade and other Receivables”, netting the receivable with the Maintenance Remuneration.

17.2 Distribution

On July 12, 2016, Edenor redeemed Fixed-Rate Corporate Bonds at Par maturing in 2017. The redeemed outstanding amount was U$S 14.8 million, at 100% of its face value with accrued interest for U$S 0.4 million.

17.3 Oil and gas

PEPASA's VCPs Global Program

On April 20, 2016, PEPASA issued Series 14 VCPs for a face value of $ 295.8 million, accruing interest at the Badlar rate plus a 5.9% spread and maturing on April 15, 2017. Interest will be payable on a quarterly basis.

Resources gathered through the issuance of these VCPs have been destined to investments in fixed assets, the payment of working capital and/ or the refinancing of liabilities.

Corporate Bonds Program

Under the Simple Corporate Bonds Program (that is, corporate bonds non-convertible into shares) for up to U$S 500 million approved on January 14, 2016, on February 3, 2016 and June 27, 2016, PEPASA issued the following Corporate Bond Series:

- Series 7: for a face value of $ 309 million accruing interest at the Private Badlar rate plus a 5% spread and maturing on August 3, 2017. Interest will be payable on a quarterly basis.

- Series 8: for a face value of $ 403,3 million accruing interest at the Private Badlar rate plus a 5% spread and maturing on June 22, 2017. Interest will be payable on a quarterly basis.

Funds collected through the issuance of these corporate bonds were destined to investments in fixed assets, the payment of working capital and/ or the refinancing of liabilities.

Syndicated Loan

On March 29, 2016, PEPASA executed with ICBC a new productive loan agreement in the amount of $ 300 million to pay off the loan taken out with the same entity and for the same amount on July 27, 2015.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 17: (Continuation)

Lastly, on March 29, 2016 and June 27, 2016, PEPASA provided for the early cancellation of $ 315 million with Banco Hipotecario S.A. and BACS.

At the date of issuance of these unaudited consolidated condensed interim financial statements, PEPASA has complied with all covenants stipulated in the agreement.

Bank loans

Galicia

On March 1, 2016, PEPASA executed a loan agreement with Banco Galicia in the amount of $ 100 million at a 32% fixed rate and maturing on February 24, 2017. Interest will be payable on a monthly basis as from the granting date. The loan is guaranteed by a guarantee provided by PEPASA, and funds have been allocated to the refinancing of liabilities.

Santander

On June 10, 2016, PEPASA entered into a Loan Agreement with Banco Santander for an amount of up to U$S 120 million, with the possibility to make one or more drawdowns during the 45-day period following the loan agreement date.

This loan bears interest at a 7.5% fixed rate and matures 18 months as from the first drawdown date. Interest will be payable on a quarterly basis.

As at the issuance of these unaudited condensed interim financial statements, PEPASA has made all drawdowns on the loan.

YPF

On May 27, 2016, PEPASA and YPF agreed that the latter would pay, on behalf and at the expense of PEPASA, all expenses and investments to be made by PEPASA under the Investment Agreement in the “Rincón del Mangrullo” Area for up to U$S 28 million at a 5% fixed rate.

On July 22, 2016, PEPASA paid off both principal and interest.

17.4 Holding and others

17.4.1 PESA

Corporate Bonds Program

On January 22, 2016, the Company Ordinary and Extraordinary General Shareholders’ Meeting approved the creation of a global Simple Corporate Bond Program, not convertible into shares, for up to U$S 500 million or its equivalent in other currencies, and the issue under the same program to its maximum amount at any time, to be issued in one or more classes and / or series.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 18: PROVISIONS

	06.30.2016
	For contingencies	Asset retirement obligation	Total
Non Current
At the beginning of the year	264,612,483	49,166,492	313,778,975
Increases	47,767,201	21,737,087	69,504,288
Decreases	(3,710)	-	(3,710)
Reclasification to non current assets classified as held for sale	(1,384,309)	-	(1,384,309)
At the end of the period	310,991,665	70,903,579	381,895,244

	06.30.2016
	For contingencies
Current
At the beginning of the year	70,591,566
Increases	53,455,262
Decreases	(22,825,300)
At the end of the period	101,221,528

	06.30.2015
	For contingencies	Asset retirement obligation	Total
Non Current
At the beginning of the year	116,904,454	2,623,202	119,527,656
Increases	15,762,577	12,331,820	28,094,397
At the end of the period	132,667,031	14,955,022	147,622,053

	06.30.2015
	For contingencies
Current
At the beginning of the year	24,170,912
Increases	23,746,401
Decreases	(12,169,526)
At the end of the period	35,747,787

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 19: REVENUE

	06.30.2016	06.30.2015

Sales of energy to the SPOT Market	666,377,943	607,047,591
Sales of energy for the Resolution No. 220/07	546,988,171	425,972,356
Sales of energy to MAT	1,183,563	872,290
Energy plus sales	321,208,599	227,415,287
Other sales	5,216,268	9,102,094
Generation subtotal	1,540,974,544	1,270,409,618

Energy sales (1)	5,654,184,327	1,829,083,128
Right of use of poles	46,313,335	36,311,679
Connection and reconnection charges	6,647,410	2,614,926
Distribution subtotal	5,707,145,072	1,868,009,733

Gas sales	1,049,280,566	240,160,562
Oil and liquid sales	46,305,379	14,896,446
Oil and gas subtotal	1,095,585,945	255,057,008

Administrative services sales	32,322,564	13,099,949
Other sales	2,185,585	862,516
Holding and others subtotal	34,508,149	13,962,465

Intersegment sales	4,312,194	7,960,060

Total revenue	8,382,525,904	3,415,398,884

(1) Includes revenue from the application of Resolution 347/12 for $ 625.8 million and $ 258.1 million for the periods ended June 30, 2016 and 2015, respectively. Additionally, as of June 30, 2016, includes the effects of the precautionary measures detailed in Note 2.2.b.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 20: COST OF SALES

	06.30.2016	06.30.2015
Inventories at the beginning of the year	225,462,790	135,570,860

Plus: Charges for the period
Purchases of inventories and energy	2,801,061,658	1,046,395,188
Salaries and social security charges	1,382,174,795	1,027,320,783
Benefits to the personnel	16,499,851	12,237,007
Accrual of defined benefit plans	46,536,043	48,235,755
Fees and compensation for services	269,887,709	283,396,607
Property, plant and equipment depreciations	545,263,919	261,096,465
Intangible assets amortization	13,626,853	14,731,105
Depreciation of biological assets	20,407	20,407
Gas consumption	43,839,353	35,636,158
Purchase of energy	163,767,607	115,903,297
Transport of energy	5,097,064	9,773,124
Consumption of materials	202,877,523	133,030,012
Penalties	1,450,196,605	131,552,410
Oil conditioning	2,104,728	1,781,766
Maintenance	40,344,762	41,153,043
Canons and Royalties	128,145,944	48,060,711
Gas production	143,086,277	41,852,480
Rental and insurance	30,167,089	33,448,555
Surveillance and security	40,411,466	24,862,440
Taxes, rates and contributions	8,920,583	12,439,903
Communications	13,945,881	6,497,422
Water consumption	4,323,705	2,382,667
Other	13,276,704	11,162,907
Subtotal	7,365,576,526	3,342,970,212

Less: Inventories at the end of the period	(256,133,228)	(181,115,891)
Total cost of sales	7,334,906,088	3,297,425,181

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 21: SELLING EXPENSES

	06.30.2016	06.30.2015
Salaries and social security charges	196,186,667	140,630,192
Benefits to the personnel	55,497	93,635
Accrual of defined benefit plans	5,002,704	4,966,754
Fees and compensation for services	213,724,350	157,979,988
Compensation agreements	37,504,327	28,384,189
Property, plant and equipment depreciations	24,772,727	13,763,225
Taxes, rates and contributions	87,715,455	39,946,228
Communications	51,716,262	26,807,612
Penalties	187,136,074	2,840,000
Doubtful accounts	45,814,410	3,323,205
Surveillance and security	464,303	416,466
Other	672,230	439,692
Total selling expenses	850,765,006	419,591,186

NOTE 22: ADMINISTRATIVE EXPENSES

	06.30.2016	06.30.2015
Salaries and social security charges	365,087,120	252,112,686
Benefits to the personnel	8,937,309	5,960,847
Accrual of defined benefit plans	5,769,157	6,834,327
Fees and compensation for services	268,896,352	98,315,314
Compensation agreements	65,358,219	33,862,255
Directors' and Syndicates' fees	35,868,327	26,249,057
Property, plant and equipment depreciations	11,327,174	8,431,492
Consumption of materials	14,868,901	7,212,482
Maintenance	1,987,875	1,271,642
Transport and per diem	5,993,721	2,583,578
Rental and insurance	55,327,861	37,736,015
Surveillance and security	21,927,857	10,517,819
Taxes, rates and contributions	22,095,246	10,720,192
Communications	8,852,586	3,898,751
Advertising and promotion	12,131,401	7,906,987
Other	14,762,258	9,445,586
Total administrative expenses	919,191,364	523,059,030

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 23: OTHER OPERATING INCOME AND EXPENSES

Other operating income	06.30.2016	06.30.2015
Recovery of insurance	1,214,753	-
Recovery of expenses	23,315,907	2,576,449
Recovery of doubtful accounts	851,911	9,945,746
Recovery of allowance for tax credits	2,993,503	482,052
Surplus Gas Injection Compensation Res. No. 1/13	751,435,550	141,835,501
Commissions on municipal tax collections	8,599,774	5,421,526
Services to third parties	22,133,384	26,183,693
Profit for property, plant and equipment sale	-	33,760
Recovery of penalties	-	7,170,518
Dividends received	5,569,245	4,486,563
Additional recognition on Transactional Agreement	6,437,864	-
Other	8,104,613	4,077,488
Total other operating income	830,656,504	202,213,296

Other operating expenses
Provision for contingencies	(101,222,463)	(39,508,978)
Voluntary retirements - bonus	(14,632,900)	(23,375,750)
Decrease in property, plant and equipment	(50,738,688)	(1,288,435)
Indemnities	(7,867,464)	(5,482,646)
Allowance for uncollectible tax credits	(7,189,415)	(2,433,844)
Allowance for uncollectible other receivables	(7,738,281)	-
Net expense for technical functions	(9,220,481)	(5,825,620)
Tax on bank transactions	(131,953,505)	(70,811,382)
Other expenses FOCEDE	(14,652,549)	(25,909,778)
Cost for services provided to third parties	(9,753,777)	(17,489,358)
Compensation agreements	(21,655,486)	(25,915,357)
Donations and contributions	(4,645,187)	(4,038,657)
Other	(4,902,864)	(2,609,223)
Total other operating expenses	(386,173,060)	(224,689,028)

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 24: FINANCIAL RESULTS

Finance income	06.30.2016	06.30.2015
Commercial interest	231,868,199	109,628,848
Financial interest	23,501,715	17,821,204
Other interest	20,386	8,130
Total finance income	255,390,300	127,458,182

Finance expenses
Commercial interest (1)	(506,816,604)	117,689,899
Fiscal interest	(17,399,686)	(31,708,636)
Financial interest	(881,035,029)	(346,344,706)
Other interest	(11,459)	(8,706,055)
Taxes and bank commissions	(8,376,240)	(18,962,762)
Other financial expenses	(6,918,695)	(4,910,817)
Total financial expenses	(1,420,557,713)	(292,943,077)

Other financial results
Foreign currency exchange difference, net	(396,350,591)	(102,264,926)
Result from repurchase of Corporate Bonds	42,405	-
Changes in the fair value of financial instruments	637,853,307	432,828,943
Discounted value measurement	2,977,734	26,649,606
Asset retirement obligation	(9,470,124)	(3,259,791)
Other financial results	-	(15,064)
Total other financial results	235,052,731	353,938,768

Total financial results, net	(930,114,682)	188,453,873

(1) As of June 30, 2015, such amount is net of the gain recorded from the agreement with CAMMESA instructed by SE Resolution 32/15.

NOTE 25: EARNING (LOSS) PER SHARE

a)    Basic

Basic earnings (loss) per share are calculated by dividing the result attributable to the Company’s equity interest holders by the weighted average of outstanding common shares during the period.

b)    Diluted

Diluted earnings (loss) per share are calculated by adjusting the weighted average of outstanding common shares to reflect the conversion of all dilutive potential common shares. As of June 30, 2015, the Company had a type of dilutive potential common shares, which consist of share purchase options, which were exercised during the month of November 2015.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 25: (Continuation)

Potential common shares will be deemed dilutive only when their conversion into common shares may reduce the earnings per share or increase losses per share of the continuing business. Potential common shares will be deemed anti-dilutive when their conversion into common shares may result in an increase in the earnings per share or a decrease in the losses per share of the continuing operations.

The calculation of diluted earnings (loss) per share does not entail the conversion, exercise or another issuance of shares which may have an anti-dilutive effect on the losses per share, or where the option exercise price is higher than the average price of ordinary shares during the period, no dilutive effect is recorded, being the diluted earning (loss) per share equal to the basic. As of June 30, 2016, the Company does not have any type of potential dilutive shares, therefore there is no difference with the basic earnings (loss) per share

	06.30.2016	06.30.2015
(Loss) Earning attributable to the equity holders of the Company	(60,850,450)	963,020,737
Weighted average amount of outstanding shares	1,695,859,459	1,314,310,895
Basic (loss) earnings per share	(0.0359)	0.7327

(Loss) Earning attributable to the equity holders of the Company	(60,850,450)	963,020,737
Weighted average amount of outstanding shares	1,695,859,459	1,314,310,895
Adjustments for stock options	-	250,528,807
Weighted average amount of outstanding shares for diluted profit per share	1,695,859,459	1,564,839,702
Diluted (loss) earning per share	(0.0359)	0.6154

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: SEGMENT INFORMATION

The Company is engaged in the electricity sector, with a participation in the electricity generation, transmission and distribution segments through different legal entities. As of December 31, 2015, in view of the growth of PEPASA operations, the Company has identified Oil and Gas as a new segment. Therefore, the comparative information by segment has been restated. Accordingly, the following business segments have been identified by means of its subsidiaries and based on the nature, customers and risks involved:

Generation, consisting in direct and indirect equity interest in CPB, CTG, CTLL, HINISA, HIDISA, PACOSA, Greenwind, PEFMSA and investments in shares in other companies related to the electricity generation sector.

Transmission, consisting in indirect equity interest, through Citelec, in Transener and its subsidiaries. For the purposes of presenting segment information the indirect equity interest has been consolidated proportionally.

Distribution, consisting in indirect equity interest in EASA and Edenor.

Oil and gas, consisting in direct equity interest in PEPASA related to oil and gas exploration and exploitation activities.

Holding and others, consisting in financial investment operations, holding and other businesses.

The Company manages its segments based on the net income level of reporting.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at June 30, 2016	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Revenue	1,540,974,544	347,871,768	5,707,145,072	1,095,585,945	34,508,149	-	8,726,085,478
Intersegment sales	-	1,317,340	-	34,077,679	15,223,426	(44,988,911)	5,629,534
Cost of sales	(717,112,100)	(390,643,574)	(5,945,906,014)	(704,188,895)	(1,776,758)	34,077,679	(7,725,549,662)
Gross profit (loss)	823,862,444	(41,454,466)	(238,760,942)	425,474,729	47,954,817	(10,911,232)	1,006,165,350

Selling expenses	(15,687,990)	-	(762,066,222)	(73,004,947)	(5,847)	-	(850,765,006)
Administrative expenses	(195,409,970)	(86,238,454)	(505,961,916)	(100,819,770)	(127,852,853)	10,911,232	(1,005,371,731)
Other operating income	20,841,170	2,148	38,314,957	752,374,272	19,123,957	-	830,656,504
Other operating expenses	(43,594,636)	(7,638,096)	(264,902,744)	(65,652,867)	(12,006,981)	-	(393,795,324)
Share of profit in joint ventures	-	-	21,379	-	-	-	21,379
Share of loss in associates	-	-	-	-	(2,653,210)	-	(2,653,210)
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	590,011,018	(135,328,868)	(1,733,355,488)	938,371,417	(75,440,117)	-	(415,742,038)
Income recognition on account of the RTI - SE Resolution 32/15	-	-	427,118,527	-	-	-	427,118,527
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	-	-	81,511,835	-	-	-	81,511,835
Operating profit (loss)	590,011,018	(135,328,868)	(1,224,725,126)	938,371,417	(75,440,117)	-	92,888,324

Financial income	187,181,531	74,931,160	90,580,513	236,393	4,433,139	(27,041,276)	330,321,460
Financial expenses	(298,189,177)	(42,810,159)	(784,167,991)	(370,483,040)	5,246,240	27,041,276	(1,463,362,851)
Other financial results	134,338,607	(109,351,853)	(310,755,299)	(110,994,041)	522,463,464	-	125,700,878
Financial results, net	23,330,961	(77,230,852)	(1,004,342,777)	(481,240,688)	532,142,843	-	(1,007,340,513)
Profit (loss) before income tax	613,341,979	(212,559,720)	(2,229,067,903)	457,130,729	456,702,726	-	(914,452,189)

Income tax and minimun notional income tax	(172,879,980)	72,700,733	710,348,355	(159,397,555)	(28,623,593)	-	422,147,960
Profit (loss) for the period	440,461,999	(139,858,987)	(1,518,719,548)	297,733,174	428,079,133	-	(492,304,229)

Adjustment non-controlling interest in joint ventures	-	66,195,759	-	-	-	-	66,195,759
Total profit (loss) of the period	440,461,999	(73,663,228)	(1,518,719,548)	297,733,174	428,079,133	-	(426,108,470)

Depreciation and amortization (2)	86,195,863	23,992,407	173,446,237	334,725,130	643,850	-	619,003,487

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at June 30, 2016	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Total profit (loss) attributable to:
Owners of the Company	381,235,248	(73,663,228)	(944,185,693)	147,684,090	428,079,133	-	(60,850,450)
Non - controlling interest	59,226,751	-	(574,533,855)	150,049,084	-	-	(365,258,020)

Consolidated statement of financial position as of June 30,2016
Assets	8,413,458,129	1,429,910,172	14,330,172,760	5,206,034,907	8,925,699,054	(3,008,133,225)	35,297,141,797
Liabilities	5,878,372,553	1,195,224,021	15,785,866,870	4,299,139,791	3,074,758,452	(3,008,133,225)	27,225,228,462

Additional consolidated information as of June 30, 2016
Increases in property, plant and equipment	667,515,703	80,541,081	1,340,037,750	681,610,443	292,653	-	2,769,997,630

(1) Includes financial results generated by Corporated Bonds issued by EASA for $ 352,4 million and other consolidation adjustments.
(2) Includes amortization and depreciation of property, plant and equipment, intangible assets and biological assets (recognized in cost of sales, administrative expenses and selling expenses).

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at June 30, 2015	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Revenue	1,270,409,618	410,546,877	1,868,009,733	255,057,008	13,962,465	-	3,817,985,701
Intersegment sales	-	1,421,843	-	56,383,701	15,287,739	(63,711,380)	9,381,903
Cost of sales	(629,675,467)	(283,082,650)	(2,533,838,561)	(188,935,678)	(1,359,176)	56,383,701	(3,580,507,831)
Gross profit (loss)	640,734,151	128,886,070	(665,828,828)	122,505,031	27,891,028	(7,327,679)	246,859,773

Selling expenses	(10,386,180)	-	(366,707,500)	(42,496,967)	(539)	-	(419,591,186)
Administrative expenses	(118,164,305)	(56,746,448)	(309,265,853)	(54,193,652)	(48,714,274)	7,327,679	(579,756,853)
Other operating income	12,625,721	216,911	44,586,600	144,851,956	149,020	-	202,430,208
Other operating expenses	(31,456,600)	(6,653,833)	(156,686,355)	(34,769,466)	(1,762,393)	-	(231,328,647)
Share of profit in joint ventures	-	-	1,760	-	-	-	1,760
Share of profit in associates	-	-	-	-	7,462,702	-	7,462,702
Operating profit (loss) before higher costs recognition and SE Resolution No. 32/15	493,352,787	65,702,700	(1,453,900,176)	135,896,902	(14,974,456)	-	(773,922,243)
Income recognition on account of the RTI - SE Resolution 32/15	-	-	2,388,652,390	-	-	-	2,388,652,390
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	-	-	186,595,975	-	-	-	186,595,975
Operating profit (loss)	493,352,787	65,702,700	1,121,348,189	135,896,902	(14,974,456)	-	1,801,326,122

Financial income	117,780,921	90,548,129	37,632,622	545,723	10,965,976	(39,467,060)	218,006,311
Financial expenses	(166,084,778)	(29,540,055)	(21,033,703)	(130,289,504)	(14,998,488)	39,467,060	(322,479,468)
Other financial results	(57,833,674)	(34,000,655)	(80,845,281)	65,523,505	427,094,218	-	319,938,113
Financial results, net	(106,137,531)	27,007,419	(64,246,362)	(64,220,276)	423,061,706	-	215,464,956
Profit before income tax	387,215,256	92,710,119	1,057,101,827	71,676,626	408,087,250	-	2,016,791,078

Income tax and minimun notional income tax	(107,124,734)	(33,528,527)	(451,011,390)	(14,313,770)	(15,094,949)	-	(621,073,370)
Profit for the period	280,090,522	59,181,592	606,090,437	57,362,856	392,992,301	-	1,395,717,708

Adjustment non-controlling interest in joint ventures	-	(30,582,545)	-	-	-	-	(30,582,545)
Total profit of the period	280,090,522	28,599,047	606,090,437	57,362,856	392,992,301	-	1,365,135,163

Depreciation and amortization (2)	81,224,102	22,361,000	138,714,739	77,453,752	650,101	-	320,403,694

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated profit and loss information at June 30, 2015	Generation	Transmission	Distribution(1)	Oil and gas	Holding and others	Eliminations	Consolidated
Total profit attributable to:
Owners of the Company	258,076,533	28,599,047	254,844,547	28,508,309	392,992,301	-	963,020,737
Non - controlling interest	22,013,989	-	351,245,890	28,854,547	-	-	402,114,426

Consolidated statement of financial position as of December 31, 2015
Assets	8,050,979,733	1,490,947,675	11,736,631,427	3,969,844,749	6,372,205,648	(1,170,875,949)	30,449,733,283
Liabilities	5,955,974,665	1,116,402,542	11,672,823,823	3,360,682,807	949,774,248	(1,170,875,949)	21,884,782,136

Additional consolidated information as of June 30, 2015
Increases of property, plant and equipment	701,283,482	54,035,944	821,198,205	630,695,835	252,113	-	2,207,465,579

(1) Includes financial results generated by Corporated Bonds issued by EASA for $ 58,4 million and other consolidation adjustments.
(2) Includes amortization and depreciation of property, plant and equipment, intangible assets and biological assets (recognized in cost of sales, administrative expenses and selling expenses).

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Accounting criteria used by the subsidiaries to measure results, assets and liabilities of the segments is consistent with that used in the consolidated financial statements. Transactions between different segments are conducted under market conditions. Assets and liabilities are allocated based on the segment’s activity.

The segment called “Electricity transmission”, which corresponds to the Company’s indirect interest in Citelec and its subsidiaries, has been included as a reportable segment since it is considered as such in the reports received by the Executive Director. Since the stake in such companies constitutes an interest in a joint venture, it is not consolidated and it is valued according to the equity method of accounting in the consolidated Statement of Income and Financial position.

The reconciliation between the segment information and the consolidated Statement of Income is presented below:

Consolidated profit and loss information at June 30, 2016	Segment information	Results from interest in joint ventures	Consolidated comprehensive total income (loss)
Revenue	8,726,085,478	(347,871,768)	8,378,213,710
Intersegment sales	5,629,534	(1,317,340)	4,312,194
Cost of sales	(7,725,549,662)	390,643,574	(7,334,906,088)
Gross profit	1,006,165,350	41,454,466	1,047,619,816

Selling expenses	(850,765,006)	-	(850,765,006)
Administrative expenses	(1,005,371,731)	86,180,367	(919,191,364)
Other operating income	830,656,504	-	830,656,504
Other operating expenses	(393,795,324)	7,622,264	(386,173,060)
Share of profit (loss) in joint ventures	21,379	(73,586,436)	(73,565,057)
Share of loss in associates	(2,653,210)	-	(2,653,210)
Operating (loss) profit before higher costs recognition and SE Resolution No. 32/15	(415,742,038)	61,670,661	(354,071,377)
Income recognition on account of the RTI - SE Resolution 32/15	427,118,527	-	427,118,527
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	81,511,835	-	81,511,835
Operating profit	92,888,324	61,670,661	154,558,985

Financial income	330,321,460	(74,931,160)	255,390,300
Financial expenses	(1,463,362,851)	42,805,138	(1,420,557,713)
Other financial results	125,700,878	109,351,853	235,052,731
Financial results, net	(1,007,340,513)	77,225,831	(930,114,682)
(Loss) Profit before income tax	(914,452,189)	138,896,492	(775,555,697)

Income tax and minimun notional income tax	422,147,960	(72,700,733)	349,447,227
(Loss) Profit for the period	(492,304,229)	66,195,759	(426,108,470)

Adjustment non-controlling interest in Joint Ventures	66,195,759	(66,195,759)	-
Loss for the period	(426,108,470)	-	(426,108,470)

Depreciation and amortization	619,003,487	(23,992,407)	595,011,080

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated statement of financial position as of June 30,2016	Segment information	Assets and liabilities from interest in joint ventures	Consolidated Statements of financial position
Assets	35,297,141,797	(1,312,757,567)	33,984,384,230
Liabilities	27,225,228,462	(1,195,200,434)	26,030,028,028

Additional consolidated information as of June 30, 2016	Segment information	Increases in property, plant and equipment from interest in joint ventures	Note 10
Increases in property, plant and equipment	2,769,997,630	(80,541,081)	2,689,456,549

Consolidated profit and loss information at June 30, 2015	Segment information	Results from interest in joint ventures	Consolidated comprehensive total income (loss)
Revenue	3,817,985,701	(410,546,877)	3,407,438,824
Intersegment sales	9,381,903	(1,421,843)	7,960,060
Cost of sales	(3,580,507,831)	283,082,650	(3,297,425,181)
Gross profit (loss)	246,859,773	(128,886,070)	117,973,703

Selling expenses	(419,591,186)	-	(419,591,186)
Administrative expenses	(579,756,853)	56,697,823	(523,059,030)
Other operating income	202,430,208	(216,912)	202,213,296
Other operating expenses	(231,328,647)	6,639,619	(224,689,028)
Profit from share in joint ventures	1,760	28,665,551	28,667,311
Share of profit in associates	7,462,702	-	7,462,702
Operating loss before higher costs recognition and SE Resolution No. 32/15	(773,922,243)	(37,099,989)	(811,022,232)
Income recognition on account of the RTI - SE Resolution 32/15	2,388,652,390	-	2,388,652,390
Higher Costs Recognition - SE Resolution No. 250/13 and subsequent Notes	186,595,975	-	186,595,975
Operating profit (loss)	1,801,326,122	(37,099,989)	1,764,226,133

Financial income	218,006,311	(90,548,129)	127,458,182
Financial expenses	(322,479,468)	29,536,391	(292,943,077)
Other financial results	319,938,113	34,000,655	353,938,768
Financial results, net	215,464,956	(27,011,083)	188,453,873
Profit (loss) before income tax	2,016,791,078	(64,111,072)	1,952,680,006

Income tax and minimun notional income tax	(621,073,370)	33,528,527	(587,544,843)
Profit (loss) for the period	1,395,717,708	(30,582,545)	1,365,135,163

Adjustment non-controlling interest in joint ventures	(30,582,545)	30,582,545	-
Total profit of the period	1,365,135,163	-	1,365,135,163

Depreciation and amortization	320,403,694	(22,361,000)	298,042,694

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 26: (Continuation)

Consolidated statement of financial position as of December 31, 2015	Segment information	Assets and liabilities from interest in joint ventures	Consolidated Statements of financial position
Assets	30,449,733,283	(1,300,124,175)	29,149,609,108
Liabilities	21,884,782,136	(1,116,371,280)	20,768,410,856

Additional consolidated information as of June 30, 2015	Segment information	Increases in property, plant and equipment from interest in joint ventures	Note 10
Increases in property, plant and equipment	2,207,465,579	(54,035,944)	2,153,429,635

NOTE 27: RELATED PARTIES´ TRANSACTIONS

a)    Sales of goods and services

	06.30.2016	06.30.2015
Joint ventures
Transener	4,312,194	7,960,060
	-	-
Other related parties
TGS	95,368,534	37,362,393
CYCSA	1,260,359	780,000
	100,941,087	46,102,453

Corresponds to gas sale, advisory services in technical assistance for the operation, maintenance and management of the transport system of high-voltage electricity.

b)    Purchases of goods and services

	06.30.2016	06.30.2015
Joint ventures
Transener	(1,317,340)	(1,421,843)
SACME	(17,129,100)	(12,576,694)

Other related parties
TGS	(3,904,504)	(1,443,738)
Origenes Vida	(1,721,149)	-
	(24,072,093)	(15,442,275)

Corresponds to maintenance, gas purchase, operation and monitoring of the system for transmitting electricity and life insurance contracts for staff.

c)     Fees for services

	06.30.2016	06.30.2015
Other related parties
Salaverri, Dellatorre, Burgio & Wetzler	(10,324,003)	(119,420)
	(10,324,003)	(119,420)

Corresponds to fees for legal advice.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

d)    Other operating expenses

	06.30.2016	06.30.2015
Other related parties
Fundation	(4,000,000)	(1,690,000)
	(4,000,000)	(1,690,000)

Corresponds to donations.

e)     Financial expenses

	06.30.2016	06.30.2015
Other related parties
PYSSA	(20,025)	(40,947)
TGS	-	(7,689,901)
Orígenes Retiro	(29,931,503)	(32,695,451)
Grupo EMES	(41,109,700)	-
	(71,061,228)	(40,426,299)

Corresponds mainly to interest on loans received.

f)      Capital Subscription

	06.30.2016	06.30.2015
Joint ventures
Citelec	-	475,000
	-	475,000

g)    Dividends

	06.30.2016	06.30.2015
Other related parties
CIESA	4,000,000	-
	4,000,000	-

h)    Transactions with corporate bonds

	06.30.2016	06.30.2015
Other related parties
Orígenes Retiro	590,142,299	-
	590,142,299	-

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

i)      Balances with related parties:

As of June 30, 2016	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	2,986,372	-	-
SACME	-	7,239,146	766,291
Other related parties:
CYCSA	1,107,817	-	-
Grupo EMES	-	-	8,757
Ultracore	-	-	2,401,435
TGS	2,848,655	-	-
	6,942,844	7,239,146	3,176,483

As of June 30, 2016	Trade payables	Others payables	Borrowings
	Current	Current	Non Current	Current
Joint ventures:
Transener	293,240	-	-	-
SACME	-	3,468,816	-	-
Other related parties:
TGS	798,739	-	-	-
PYSSA	204	-	-	-
Orígenes Retiro	-	-	14,386,358	21,745,276
Fundation	-	-	-	-
Grupo EMES	-	16,767	-	191,009,700
UTE Apache	-	4,479,641	-	-
	1,092,183	7,965,224	14,386,358	212,754,976

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 27: (Continuation)

As of December 31, 2015	Trade receivables	Other receivables
	Current	Non Current	Current
Joint ventures:
Transener	5,832,549	-	-
SACME	-	7,064,978	661,802
Other related parties:
CYCSA	471,900	-	6,406,202
PYSSA	-	-	7,510
Fundation	-	-	300,000
Grupo EMES	-	-	8,757
Ultracore	-	-	2,071,475
TGS	426,410	-	5,270,322
	6,730,859	7,064,978	14,726,068

As of December 31, 2015	Trade payables	Others payables	Borrowings
	Current	Current	Non Current	Current
Joint ventures:
Transener	1,513,486	-	-	-
SACME	-	3,446,742	-	-
Other related parties:
CYCSA	-	116,595,124	-	-
Grupo EMES	-	16,767	-	-
Orígenes Retiro	-	-	21,092,258	179,600,083
TGS	343,439	-	-	-
UTE Apache	-	4,622,080	-	-
	1,856,925	124,680,713	21,092,258	179,600,083

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: FINANCIAL INSTRUMENTS

The following chart shows the Company’s financial assets and liabilities measured at fair value and classified according to their hierarchy as of June 30, 2016 and December 31, 2015.

As of June 30, 2016	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Corporate securities	799,718	-	-	799,718
Government securities	384,101,770	-	-	384,101,770
Shares	184	-	70,630	70,814
Investment funds	2,530,643,086	-	-	2,530,643,086
Cash and cash equivalents
Investment funds	107,280,851	-	-	107,280,851
Derivative financial instruments	-	420,000	-	420,000
Other receivables
Investment funds as collateral	113,213,725	-	-	113,213,725
Non current assets classified as held for sale	-	2,716,092,000	-	2,716,092,000
Total assets	3,136,039,334	2,716,512,000	70,630	5,852,621,964

As of December 31, 2015	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit and losss
Corporate securities	13,428,727	-	-	13,428,727
Government securities	1,590,353,006	-	-	1,590,353,006
Shares	175	-	70,630	70,805
Trust	-	2,554,544,826	-	2,554,544,826
Investment funds	2,500,804,849	-	-	2,500,804,849
Cash and cash equivalents
Investment funds	93,487,871	-	-	93,487,871
Derivative financial instruments	-	197,150	-	197,150
Other receivables
Investment funds as collateral	268,738,961	-	-	268,738,961
Total assets	4,466,813,589	2,554,741,976	70,630	7,021,626,195

Liabilities
Derivative financial instruments	-	18,081,410	-	18,081,410
Total liabilities	-	18,081,410	-	18,081,410

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 28: (Continuation)

The techniques used for the measurement of assets at fair value with changes in profits/ losses, classified as Level 2, are detailed below:

- Trusts/ Non-current assets classified as held for sale: as of June 30, 2016 it was determined based on the value of the sale contract as described in Note 33. In addition, as of December 31, 2015, it was determined based on the fair value measurement of the underlying, which amounts to 40% of CIESA’s shares. To determine this value, a measurement of the fair value of CIESA’s main assets and liabilities was performed. CIESA’s main asset is its stake in TGS interest, which has been measured at the value of this company’s American Depositary Receipt. CIESA’s main liability is its financial debt, which has been measured at its book value, and does not significantly differ from its market value.

- Derivative Financial Instruments: calculated from variations between market prices at the closing date of the period and the prices at the time of agreement.

NOTE 29: ASSETS AND LIABILITIES IN FOREIGN CURRENCY

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2016	Total 12.31.2015

ASSETS

NON CURRENT ASSETS
Other receivables
Third parties	U$S	96,703	14.940	1,444,744	1,108,998
Total non current assets				1,444,744	1,108,998

CURRENT ASSETS

Financial assets at fair value through profit and loss	U$S	1,052,810	14.940	15,728,984	1,233,587,761
Trade and other receivables
Related parties	U$S	243,953	14.990	3,656,852	7,138,953
Third parties	U$S	22,953,243	14.940	342,921,449	320,316,983
	EUR	-	16.492	-	140,909
	CHF	-	15.401	-	514,916
	U$	9,062	0.488	4,422	7,528
Cash and cash equivalents	U$S	35,565,157	14.940	531,343,435	374,564,573
	EUR	12,327	16.492	203,301	181,342
	U$	1,478,358	0.488	721,386	65,670
Total current assets				894,579,829	1,936,518,635
Total assets				896,024,573	1,937,627,633

LIABILITIES

NON CURRENT LIABILITIES

Borrowings
Related parties	U$S	874,691	14.990	13,111,615	13,111,615
Third parties	U$S	240,529,737	15.040	3,617,567,243	2,799,538,870
Total non current liabilities				3,630,678,858	2,812,650,485

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 29: (Continuation)

	Type	Amount of foreign currency	Exchange rate (1)	Total 06.30.2016	Total 12.31.2015

CURRENT LIABILITIES

Trade and other payables
Third parties	U$S	43,919,409	15.040	660,547,884	958,687,995
	EUR	2,211,459	16.640	36,799,345	24,067,178
	CHF	120,601	15.401	1,856,759	396,733
	NOK	68,200	1.801	122,802	101,464
	U$	26,453	0.488	12,908	10,936
Borrowings
Related parties	U$S	12,793,525	14.990	191,774,939	130,776
Third parties	U$S	103,064,661	15.040	1,550,095,049	311,531,217
Salaries and social security payable
Third parties	U$	648,498	0.488	316,444	391,304

Total current liabilities				2,441,526,130	1,295,317,603
Total liabilities				6,072,204,988	4,107,968,088

(1) The Exchange rates used correspond to June 30, 2016 rates published by Banco Nación for U.S. dollars (U$S), euros (EUR), sterling pounds (£), Swiss francs (CHF), Norwegian kroner (NOK), pound sterling (£) and Uruguayan pesos (U$). For balances with related parties, the average exchange rate was used.

NOTE 30: CONTINGENCIES

As of the issuance date of these unaudited condensed interim financial statements, there are no significant changes regarding the situation disclosed by the Company as of December 31, 2015 with the exception of the following:

30.1 CTLL

Legal action for breaches of the joint venture made up of Isolux Corsan Argentina S.A. and Tecna Estudios y Proyectos de Ingeniería S.A. (jointly, “the Contractor”)

Regarding the Agreement executed by the parties on December 3, 2015 setting forth the form and the conditions for the cancellation of the outstanding balance by the Contractor in favor of CTLL, the Contractor breached the terms and conditions for the cancellation of each of the installments and, therefore, CTLL initiated proceedings for the enforcement of the amount owed under the Agreement before the Courts of Spain. As at the date of these unaudited condensed interim financial statements, CTLL has collected the whole amount owed under the Agreement, plus interest and expenses for a final amount of U$S 15.7 million.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 30: (Continuation)

Claim for the recognition of Gas Plus costs

In September 2015, CAMMESA informed CTLL that, pursuant to SE Resolution No. 529/14, as from the termination of the first automatic renewal of the natural gas supply agreements in force as at that date (January 2016), it would cease recognizing: (i) any other automatic renewal of such contracts, (ii) costs associated with the acquisition of Gas Plus (including the 10% contemplated under the Master Agreement).

Therefore, on September 3, 2015 and January 1, 2016, CTLL declared a force majeure on the agreements for the acquisition of natural gas with Pan American Energy LLC Argentina and PEPASA, respectively, which resulted in the suspension of CTLL's obligations under both agreements. Additionally, claims against CAMMESA were filed regarding both agreements.

In the absence of a reply by the SE, on November 13, 2015 CTLL submitted an administrative claim to reverse CAMMESA's decision and, subsidiarily, to seek a redress for the damages sustained by CTLL. As at the issuance hereof, this claim is pending resolution.

30.2 CTG, HIDISA and HINISA

Income Tax

CTG, HIDISA and HINISA have assessed their income taxes for fiscal year 2015, which resulted in an income tax for this year of $ 22.7 million in CTG and a $ 38.4 million and $ 36.4 million tax-loss carry forward for HIDISA and HINSA, respectively, taking into consideration the application of the inflation adjustment mechanisms set forth in Title VI of the Income Tax Act, the adjustment  of Property, plant and equipment amortizations (Sections 83, 84 and 89), a cost restatement on account of the disposal of shares and mutual funds quotas (Sections 58, 61 and 89), and the adjustment of intangible assets amortizations (Sections 81.c, 84 and 89, and Section 128 of its regulatory decree), to such effect using the domestic wholesale price index (IPIM) published by the National Institute of Statistics and Censuses based on the similarity with the parameters put forward in the matter of “Candy S.A.” heard by the National Supreme Court of Justice, which on July 3, 2009 ruled for the application of the inflation adjustment mechanism. If the inflation adjustment mechanisms had not been applied, the taxes assessed for fiscal year 2015 would have amounted to $ 38.7 million, $ 1.6 million and $ 14,9 million, respectively.

As of June 30, 2016 and until this issue is finally and conclusively resolved, CTG, HIDISA and HINISA will hold a provision for the additional income tax liabilities that would have correspond for fiscal year 2015 for CTG, and 2012, 2013, 2014 and 2015 for HIDISA and HINISA, in case the inflation adjustment had not been deducted. This provision amounts to $ 16.6 million, $ 43.8 million and $ 71.2 million respectively, including compensatory interest.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 30: (Continuation)

30.3 PESA and subsidiaries

Minimum Notional Income Tax

During May, CTLL, HIDISA, HINISA, CPB and the Company submitted their Annual Minimum Presumed Income Tax Return for the 2015 period with a zero balance and filed a declaratory relief pursuant to Section 322 of the Federal Civil and Commercial Procedural Code against AFIP in order to obtain assurance as to the application of the minimum notional income tax for such fiscal period based on the Supreme Court's decision in re “Hermitage” rendered on June 15, 2010.

As of June 30, 2016 and December 31, 2015, the Company held a provision for the  minimum notional income tax for the fiscal years 2010 to 2016 for a total amount of $ 376.9 million and $ 256.6 million, respectively, including compensatory interest.

NOTE 31: ECONOMIC AND FINANCIAL SITUATION OF GENERATION AND DISTRIBUTION SEGMENTS

31.1 Generation

HIDISA and HINISA

During the fiscal years ended December 31, 2015 and 2014, HIDISA and HINISA have disclosed negative gross and operating results. This situation is mainly attributable to the negative impact that SE Resolution No. 95/13 (as amended by SE Resolutions No. 529/14 and No. 482/15) has had on these subsidiaries' remuneration as from the commercial transaction corresponding to the month of November 2013.

On March 30, 2016, SE Resolution No. 22/16 was published in the Official Bulletin, which abrogated Schedules I, II, III, IV, V, VI and VII of SE Resolution No. 482/15 (which in turn amended SE Resolutions No. 95/13 and 529/14) and provided for a retroactive updating —as from the economic transactions for the month of February, 2016— of the remuneration values for fixed costs (120%), variable costs (40%) and maintenance works (100%).

Even though the granted tariff increases, and the recent approval by the SE of the financing requests submitted by both companies to conduct the pending non-recurring maintenance works, have helped to alleviate the negative impact of the remuneration scheme implemented pursuant to SE Resolution No. 95/13 (later updated by SE Resolution No. 529/14 of May 20, 2014 and SE Resolution No. 482/15 of July 10, 2015) on HIDISA and HINISA's economic and financial situation, repeated claims submitted by HIDISA and HINISA through different presentations to CAMMESA and the SE requesting a tariff update more in line with their technical and operating structures have not been fully addressed.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

CPB

During the six-month period ended June 30, 2016, CPB recorded gross and operating losses for $ 12.6 million and $ 73.8 million, respectively. This situation is mainly attributable to the negative impact the following events have had on availability and generation and the resulting decrease in the fixed and variable remuneration collected: (i) the delay in unit TV29’s commissioning after the conclusion of the overhaul; and (ii) certain sudden outages of unit TV30 throughout the semester. Additionally, CPB has borne a heavier financial burden during the period due to the cessation of capitalization and the resulting full impact on results of the portion of CAMMESA financing destined to the maintenance of unit TV29 as from its commissioning, as well as the impact of the increase in the foreign exchange rate on CPB foreign-currency denominated liabilities, mainly those related to the main 2015-2016 Technological Upgrade Works. However, CPB is expected to revert this situation as unit TV29’s reliability and availability is consolidated and once unit TV30’s overhaul is concluded, the beginning of which has been deferred, upon CAMMESA’s request, to the last quarter of 2016.

As of June 30, 2016, CPB’s working capital was negative in the amount of $ 457.3 million. It should be pointed out that CPB has recorded financing with affiliates in the amount of $ 385.2 million under “Loans”, which will be partially refinanced through future disbursements by CAMMESA under the Major Maintenance Financing Agreement.

Although the conditions for the repayment of the loan are subject to its capacity to generate surplus funds -FRD-, the financial burden could continue exceeding its operating results, thus affecting CPB’s economic equation.

31.2 Distribution

In fiscal year 2015, Edenor recorded positive operating and net results, thus reversing its negative economic and financial situation of the last years. This improvement has been achieved as a consequence of the issuance by the SE on March 13, 2015 of Resolution No. 32/15, which addressed the need for the adjustment of the distribution companies’ resources and considered that the adoption of urgent and temporary measures were necessary in order to maintain the normal provision of the public service, object of the concession.

In spite of the deterioration of the economic and financial equation over the last years, Edenor has been able to reasonably maintain the quality of the electricity distribution service and satisfy the constant year-on-year increase in the demand for electricity that has accompanied the economic growth and the rise in the standard of living. The imbalance of the business equation was caused by the delay in the compliance with certain obligations under the Adjustment Agreement, especially with regard to both the recognition of the semiannual rate adjustments resulting from the MMC, and the carrying out of the RTI, mitigated by the adoption of certain temporary measures. In this regard, Edenor has absorbed the higher costs associated with the provision of the service and complied with the execution of the investment plan and the carrying out of the essential operation and maintenance works that are necessary to maintain the provision of the public service in a satisfactory manner in terms of quality and safety.

In line with the above-described situation, on December 16, 2015, Argentine Executive Power issued Executive Order No. 134, which declared the state of emergency in the country’s electricity sector and authorized the MEyM to implement a plan of action for the generation, transmission and distribution of electricity at national level and guarantee the provision of the electricity public service under adequate economic and technical conditions.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 31: (Continuation)

As part of the measures aimed at the restructuring of the electricity sector, in January 2016, the MEyM issued Resolutions Nos. 6 and 7 and the ENRE its Resolution No. 1, pursuant to which a new electricity rate system was implemented aimed not only to improve the distribution companies’ revenue in order for them to be able to make investments and carry out network maintenance and expansion works, but also to reflect the approved new generation cost. This new electricity rate system protects those sectors that cannot afford the full cost of the service through the creation of a “Social Tariff”, is accompanied by a program aimed at reducing the consumption of electricity and provides for the billing of electricity consumption on a monthly basis in order to soften the impact of the increases on customers.

At the same time, the aforementioned Resolution No. 7 repealed SE Resolution 32/15, pursuant to which the government grant mentioned in the first paragraph of this Note had been granted, and instructed the ENRE to take all the necessary steps to conclude the RTI before December 31, 2016. In this regard, on April 1, 2016, the ENRE issued Resolution No. 55/16 which approves the program for the Review of the distribution tariff for the current year and establishes the criteria and methodologies for both the process and the compensation and penalty system (Note 2.2.a).

Despite these advances, in the months of May, June and July different courts granted precautionary measures, ordering the temporary suspension of the aforementioned Resolutions in the Province of Buenos Aires (Note 2.2.b). These precautionary measures result not only in 80% of the customers paying -since the month of July- the electricity supply at the rates in effect until January 31, 2016, but also in the suspension being applied retroactively to February 1, 2016 for 30% of the customers, whose next bills will, for that reason, be credited for the amounts already paid.

If the situation described in the preceding paragraph continued, it would generate a significant cash deficit in the current fiscal year that would jeopardize the operations of Edenor, which will once again have to incur in payment delays for the energy it acquires in the MEM, paralyze investments and cut other operating expenses, of which salaries represent approximately 80%.

Taking this situation into account, and due to the fact that the precautionary measures suspend MEyM Resolution 7/16, which, as previously mentioned, had repealed SE Resolution 32/15, Edenor believes that SE Resolution 32/15 is once again effective in those jurisdictions in which the precautionary measures apply; therefore, the deficit generated by those precautionary measures should be covered with funds transferred by the Federal Government to this Distribution Company.

Faced with this scenario, Edenor Board of Directors is assessing the sufficiency of the financial resources to cover operation costs, investment plans and debt interest payments, as well as the impact of the different variables that affect Edenor’s business, such as behavior of the demand, losses, delinquency, penalties and service quality, among others.

As of this date, it is not possible to estimate the final outcome of this situation. In any case, Edenor continues to prepare its financial statements on a going concern basis because, until this issue is resolved, Edenor considers that the government will provide funding to Edenor to cover its operating deficit through SE Resolution 32/15 or other similar system.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 32: PROJECTS FOR DEVELOPMENT AND EXPLOITATION OF HYDROCARBONS

Major developments in the investment projects described below occurred for PEPASA during this period and until the date of issuance of these unaudited condensed interim financial statements.

Investment Agreement with YPF for the “Rincón del Mangrullo” Area

As of June 30, 2016, production under this Agreement reached approximately 5 million m3/day following the surface facilities’ commissioning for service; 50% of this production corresponds to PEPASA and is marketed through gas supply agreements with different clients at an average price of U$S 3.6/MMBTU..

Lastly, during April, YPF finished offsetting the whole gas volume retroactively recognized as at January 1, 2015, pursuant to the Second Addendum to the Agreement with YPF for 63.7 million m3, which represented a total income of approximately $ 114 million for PEPASA.

Investment Agreement for the “Senillosa” Area

On May 18, 2016, and subject to certain decisive conditions, PEPASA and Rovella agreed on the assignment of Rovella’s 35% interest in the whole Senillosa joint venture in favor of PEPASA in consideration of the forgiveness of a debt it held with PEPASA. Thus, PEPASA now holds an 85% interest in the Senillosa joint venture.

Lastly, during April, 2016 and as a result of the low pressure and production in the wells, the long-term production trial was terminated and the built facilities were dismantled. Therefore, PEPASA recorded an impairment of Property, Plant and Equipment in the amount of $ 11.5 million under “Other operating expenses”.

NOTE 33: NON CURRENT ASSETS CLASSIFIED AS HELD FOR SALE

Sale of interests in TGS

After the expiration of the exclusivity period with Harz Energy for the sale of the indirect interest in TGS on June 27, 2016, the Company launched again the selling process to other interested parties.

On July 18, the Company executed an agreement with Grupo Inversor Petroquímica S.L. (members of the GIP Group, headed by the Sielecki family), WST S.A. and PCT L.L.C. (members of the Werthein group) (jointly, the “Purchasers”) for the sale of 25.5% indirect interest in TGS (through PEPCA, owner of a 10% equity interest in CIESA  and through other subsidiaries rightholders as the only beneficiary of the trust that owns 40% equity interest in CIESA, the “interest in TGS”) for a base price of U$S 241 million, subject to certain adjustments resulting from PEPCA’s financial position at the closing of the transaction. The closing of the transaction was conditional upon the acquisition of Petrobras Participaciones S.L’s capital stock, a transaction which is detailed in the note below.

On July 19, 2016, the Purchasers paid the Company U$S 8 million as part of the agreed price. On this date, it was agreed that the balance would be payable by purchasers as follows: (i) U$S 153 million simultaneously with the closing of the acquisition of Petrobras Participaciones S.L., thus reducing the bank financing necessary for such acquisition; and (ii) the balance of U$S 80 million by February 15, 2017, at a 5% annual interest rate.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 33: (Continuation)

As part of the conditions for the closing of the transaction, the Purchasers agreed to assume the risk in case the necessary regulatory approvals are not obtained. Furthermore, and subject to the closing of Petrobras Participaciones S.L.’s acquisition, the Company acquired an option, valid until February , 2017, to swap the rights as sole beneficiary of the CIESA Trust in exchange of the shares of Petrobras Hispano Argentina S.A., which holds 25% of CIESA and 15% of CIESA’s shares, both of which are owned by Petrobras Argentina.

On July 27, 2016 and upon the fulfillment of the conditions precedent, the transaction was perfected for a final price of U$S 241 million (that is, without any price adjustment), and the purchasers having paid the amount of U$S 153 million.

The economic impact of the transaction reached to a gain of approximately $ 490.6 million.

The main types of assets making up non-current assets classified as held for sale are as follows:

06.30.2016

Financial assets at fair value through profit and loss	2,716,092,000
Investments in associates	128,474,113
Total non current assets classified as held for sale	2,844,566,113

NOTE 34: ACQUISITION OF PETROBRÁS PARTICIPACIONES S.L.’S CAPITAL STOCK

On May 13, 2016, Petróleo Internacional Braspetro B.V. (“Petrobas Holland”), a subsidiary of Petróleo Brasileiro S.A. (“Petrobras Brazil”) and the Company (jointly, “the Parties”) executed a share purchase agreement (the “Share Purchase Agreement”) for the acquisition by the Company of: (i) the whole capital stock of Petrobras Participaciones S.L. (“PPSL”), which holds 67.1933% of the capital stock and voting rights in Petrobras Argentina S.A (“Petrobras Argentina”), and (ii) a Petrobras Holland credit with PPSL (the “PPSL Credit”) for an amount to U$S 80 million.

(i)      The base price for the transaction was set at U$S 892 million (the “Base Price”). The Base Price was subject to certain adjustments stipulated in the Share Purchase Agreement. Furthermore, the Company agreed that, provided no liabilities are realized within the next 15 years as a consequence of certain contingencies detected during the due-diligence process (including the assessment of several taxes, customs claims, arbitration proceedings and claims to Petrobras Argentina regarding transfer pricing), the Company will have to recognize and pay Petrobras Brazil a percentage over the difference between the estimated amount of the contingencies and the amount actually paid for them.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

(ii)     The parties agreed that, after the closing of the Transaction and subject to approval by  Petrobras Argentina’s Board of Directors, an affiliate of Petrobras Brazil will acquire 33.6% of all rights and obligations in Petrobras Argentina’s concession on the Neuquén River area and in the assets associated with such interest, as well as 100% of the rights and obligations pursuant to the Operating Agreement entered into by Petrobras Argentina, Bolivia branch, and Yacimientos Petrolíferos Fiscales Bolivianos regarding the Colpa and Caranda areas in Bolivia, subject to the necessary approvals by the Bolivian authorities, for a net amount of U$S 52 million.

(iii)   Furthermore, the Company's Board of Directors approved that, after the closing of the transaction and subject to the approval of Petrobras Argentina’s Board of Directors, YPF will acquire 33.33% of Petrobras Argentina's concession on the Neuquén River area and 80% of its interest in Aguada de la Arena for U$S 140 million. Once the assignment of the Neuquén River concession is perfected, YPF S.A. will be the operator of the area.

(iv)   The parties agreed that the Company would acquire PPSL’s shares after the occurrence of the conditions precedent for the closing of the Transaction, which include the repayment by Petrobras Argentina of Series S Corporate Bonds maturing in 2017 for U$S 300 million and the release of the security granted by Petrobras Brazil to guarantee the commitments under such corporate bonds.

On May 13, 2016, and simultaneously with the execution of the Share Purchase Agreement, the Company deposited 20% of the base price, that is U$S 178.4 million, in an escrow account opened with Citigroup Citibank, N.A.

On July 27, 2016 (after all conditions precedent have been met), the Transaction was closed and, consequently, the Company acquired indirect control over Petrobras Argentina.

The Transaction price, after the application of the adjustments stipulated in the Share Purchase Agreement, calculated as at the Transaction's closing date, amounted to U$S 897.2 million, which was allocated as follows: a) U$S 817.2 million to 100% of PPSL’s shares, which in turn holds 1,356,791.556 shares of Petrobras Argentina; b) U$S 80 million to the PPSL Credit. The final price represents a value of U$S 1,335 million for 100% of Petrobras Argentina’s capital stock, after applying the price per Petrobras Argentina’s share, which results from dividing the global price of the Transaction by the capital stock of this company owned by PPSL, to the Petrobras Argentina’s whole capital stock.

According to the Share Purchase Agreement, the determination of the final price is subject to the completion of the assignment of the “Aguarague” area by Petrobras Argentina to Tecpetrol S.A., which may imply a price reduction of approximately U$S 2.5 million based on the preemptive rights over this area exercised by Tecpetrol S.A. on July 1, 2016. Furthermore, pursuant to the Share Purchase Agreement, the Company may, within a term of 60 calendar days, inform Petrobras Holland of any disagreement over the calculation of the price adjustments made by Petrobras Holland as at the Transaction closing date. Should there be any differences, the parties will resort to the procedure established in the Share Purchase Agreement to reach a final agreement on the price.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

After the Transaction Close, the Board of Directors’ strategy consists of merging the Company with Petrobras Argentina, and it is the Board of Directors’ intention that both parties should begin operating as a single entity as from the end of 2016 and that the Company should act as the absorbing entity, all of which, after being thoroughly analyzed, will be subject to the consideration of both companies’ Board of Directors and Shareholders’ Meetings.

Tender offer and exchange offer

Pursuant to the provisions of Sections 87 and followings of Capital Market Act No. 26,831 and Section II, Chapter II, Title III of the CNV provisions on mandatory tender offers on account of changes of control and acquisition of significant indirect interests, on May 20, 2016 the Company's Board of Directors resolved to make a public offer for the acquisition of all Petrobras Argentina’s shares not owned by the Company at the time of the offer (the “Cash Acquisition Offer”), subject to the Transaction Close and to the approval of the Cash Acquisition Offer by the CNV and the SEC. Furthermore, the Board of Directors decided to launch a voluntary public offer for the exchange of Petrobras Argentina’s shares, (the “Exchange Offer”) subject to the same conditions applicable to the Cash Acquisition Offer to avoid a higher use of cash or greater financial indebtedness to meet the Cash Acquisition Offer.

Regarding these Offers, on May 20, 2016 the Company Board of Directors resolved as follows:

a)    To fix the price of the Cash Acquisition Offer at U$S 0.6574 per Petrobras Argentina’s share, converted into pesos at the exchange rate for sales operations of Banco de la Nación Argentina on the Transaction closing date, subject to certain price adjustments stipulated in the Share Purchase Agreement. This price results from applying the Transaction base price to the price per Petrobras share payable under the Cash Acquisition Offer, that is, the price of U$S 892 million divided by the Petrobras Argentina’s whole capital stock owned by PPSL (1,356,791,556 shares);

b)    To set the exchange ratio for the Exchange Offer based on the price per Petrobras Argentina’s share mentioned in (a): the weighted average price of the Company shares during the 5 days prior to the opening of the offers acceptance reception period divided by the price per Petrobras Argentina’s share fixed for the Cash Tender Offer; to such effect, the Shareholders Meeting resolving on the capital increase may delegate on the Board of Directors the determination of a +/- 10% adjustment on the Company share average price;

c)     To approve the issuance of up to 320 million new ordinary shares of the Company, which will be paid in kind through the transfer to the Company of Petrobras Argentina’s shares and/or American Depositary Receipts (ADRs) held by parties wishing to participate in the Exchange Offer, establishing that this increase will represent a maximum of 15.87% of Pampa’s capital stock after the increase.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

On June 22, 2016, the Ordinary and Extraordinary General Meeting of Shareholders resolved to approve the capital increase necessary to perfect the Exchange Offer, the exchange ratio and the adjustment mechanism, as well as the suspension of preemptive rights, pursuant to Section 197 of the Companies’ Act, in the subscription of new shares to be issued as a result of the capital increase. Additionally, since after the Transaction Close and subject to the corresponding corporate and regulatory approvals the Company plans to merge the Company with Petrobras Argentina, the Shareholders’ Meeting resolved to amend Section 4 of the Company Bylaws regarding corporate purpose to include the activities of the company to be absorbed.

As at the issuance of these Condensed Interim Financial Statements, the Offers had not been approved by the CNV yet. The Company is set to meet all the requirements established by the CNV, as the controlling authority for the Offers, in order to present them without delay to the shareholders they are targeted to.

In this sense, and in order to apply the global price of the Transaction to the Petrobras Argentina’s price per share payable in the Cash Acquisition Offer, the price of U$S 897.2 million less approximately U$$ 2.5 million (corresponding to the previously mentioned adjustment for the exercise of preemptive rights on the Aguarague area) should be divided by Petrobras Argentina’s whole capital stock owned by PPSL, that is, 1,356,791,556 Class B shares; this indirectly implies a price of U$S 0.659 per share, which, converted into pesos at the exchange rate for sales operations of Banco de la Nación Argentina on the Transaction closing date, amounts to $ 10.02 per Petrobras Argentina's share.

Transaction Financing

In order to cancel the final price of the Transaction, the Company has used a combination of the following financing sources: (i) U$S 161 million from the sale of TGS; (ii) bank financing for U$S 271 million; (iii) private financing for U$S 140 million, corresponding to a loan granted by YPF; and (iv) financing resulting from an investment vehicle controlled by the Company’s controlling shareholders for U$S 50 million. The rest of the funds necessary to cancel the price resulted from the use of the Company's own funds (own cash).

On May 13, 2016, the Company accepted an offer from Emes Energía Argentina LLC, an investment vehicle with the participation of the main officers of the Company and other international investors, pursuant to which Emes agreed to grant financing for the Transaction in the amount of U$S 50 million (the “Emes Loan”), 20% will be payable upon the execution of the SPA and the balance of which will be payable at the closing of the Transaction.  Its main terms and conditions are described below:

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

a)      The debt will bear no interest or just a nominal interest rate, except in the case of cash repayment;

b)      Before the expiration of the Exchange Offer or the merger between the Company and Petrobras Argentina, the Company will have to cancel the total amount owed under the Emes Loan, and Emes will have to accept the delivery of part of the acquired PPSL Credit equivalent to the amount resulting from assessing the market value of the number of Petrobras Argentina’s ADRs which, if participating in the Exchange Offer or merger, would entitle Emes to receive the number of ADRs from the Company resulting from dividing the loan principal by the average market price per ADR of the Company at the NYSE on the 30 business days before the Share Purchase Agreement execution date.

c)       The debt will mature one year as from the Share Purchase Agreement execution date and, should all or any part of the debt fail to be converted under the stated conditions, it will be payable in cash upon maturity, increased to an annual 7% interest rate. The payment of the Loan in cash is conditional upon the whole repayment of the Syndicated Loan.

On May 12, 2016 the Company executed with Citibank N.A., Deutsche Bank AG, London Branch, Industrial and Commercial Bank of China Limited, Dubai (DIFC) Branch, Citibank N.A. Argentine branch and Banco Galicia (the “Banks”) a letter expressing a firm financing commitment (the “Commitment Letter”) for approximately U$S 700 million, which consists of U$S 525 million and $ 2,565 million to secure the availability of funds to partially finance the Transaction and the Cash Acquisition Offer (the “Syndicated Loan”).

In view of the various legislative changes which made it easier for the ANSES to dispose of its assets, specifically shares, among which there was an approximate 11.8% position of Petrobras Argentina shares, the Company agreed with the Banks to increase the commitments agreed in the Commitment Letter by approximately U$S50 million, therefore amounting to approximately U$S 750 million.

On the other hand, as explained in Note 33, after the execution of the Commitment Letter the Company sold its indirect interest in TGS. As a result of such sale and as agreed in the Commitment Letter, net funds resulting from the sale were used to reduce the Syndicated Loan’s final commitments. Thus, bank commitments were reduced by U$S 150 million.

On July 26, 2016 the Company entered into with Citibank N.A., Deutsche Bank AG, London Branch, Credit Agricole Corporate and Investment Bank, Industrial and Commercial Bank of China Limited, Dubai (DIFC) Branch, Banco Hipotecario and  Banco Galicia a Syndicated Loan Agreement for an approximate amount of U$S 600 million, made up of U$S 450 million and $ 2,205 million, to finance part of the Transaction as well as the Cash Acquisition Offer for the remaining 32.8% of Petrobras Argentina that the Company has to make to meet local regulations.

The commitments under the Syndicated Loan are available for a six-month period after the execution of the Commitment Letter. The first disbursements under the Syndicated Loan should be repaid by the Company 12 months as from the disbursement date.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 34: (Continuation)

The amounts disbursable in the U.S. Dollar tranche will accrue interest at a LIBOR rate plus a 7.00% margin for the first 6 months as from the execution of the Commitment Letter, 7.25% in the months 7-9, 7.50% in the months 10-12, 9.00% in the months 13-15 and 9.50% in the months 16-18. Amounts drawn down under the tranche denominated in pesos will accrue interest at the corrected Badlar rate plus a 5.50% margin.

The following securities were granted to Banks: (i) a pledge on the acquired PESA’s ADRs; (ii) a pledge on all PPSL’s shares; and (iii) after the occurrence of certain events, a pledge on the shares the Company directly and indirectly holds in IEASA, EASA’s, and therefore Edenor’s, controlling company.

On May 13, 2016 the Company executed with YPF a loan agreement for U$S 140 million. The loan maturity will operate 18 months as from the total disbursement of the undertaken financing and will accrue an annual nominal 5% rate. Furthermore, the Company and YPF agreed that in the term of 90 calendar days as from the Transaction Close, the Company will cause Petrobras Argentina's Board of Directors to approve the assignment and transfer of the participations in the Neuquén River and Aguada de la Arena areas. The agreement stipulated that the YPF loan may be canceled, at YPF’s option, either in cash by the Company or through the application of the credit represented by the disposal of these participations in favor of YPF.

On July 25, 2016, the Company agreed with PEPASA on the granting of a loan for the amount of U$S 85 million at an annual interest rate of 8.45% for a term of 60 days, automatically renewable for 30-day periods for up to 180 additional days.

On July 25, 2016, the Company executed a loan agreement with Grupo MTRES S.A., a vehicle controlled by certain controlling shareholders of the Company, for up to U$S 25 million, which will be disbursed only upon the request of the Company in case the financing provided by the Banks is insufficient to meet the payment under the Cash Acquisition Offer. Should the disbursement take place, the loan will mature 12 months as from the Transaction closing date at an annual 7.5% interest rate, provided the Syndicated Loan is fully repaid.

At any time before the maturity date, the Company may voluntarily provide for the early cancellation of the total amount owed under the loan, at Grupo MTRES S.A.’s option, with: x) the number of Petrobras Argentina’s ADRs equivalent to: i) the result of A) the total amount owed under the loan divided by B) the purchase price per Petrobras Argentina's share paid by the Company under the Cash Acquisition Offer, converted into U.S. Dollars at the exchange rate for sales operations of Banco de la Nación Argentina, multiplied by ii) the number of Petrobras Argentina's shares represented by each ADR of this company, or y) a number of Petrobras Argentina’s shares equivalent to i) the total amount owed under the loan, divided by ii) the purchase price per Petrobras Argentina’s share paid by the Company in the Cash Acquisition Offer, converted into U.S. Dollars at the exchange rate for sales operations of Banco de la Nación Argentina on the day prior to the assessment. Should the Company opt to cancel this loan in kind, no interest will accrue.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 35: MAINTENANCE TG01

Under the Agreement for the replacement of parts and repair services (“CSA agreement”) entered into between General Electric (“GE”) and CTG, on April 29, 2016, unit TG01 was commissioned for service after the overhaul performed in Houston, which mainly comprised the calibration of all the turbine sensors, the inspection of the flex coupling, a boroscopic inspection of the low pressure compressor and the power turbine, and the installation of its Supercore.

Since May, 2015, TG01 was operating with a GE Supercore under leasing, which was later included in consideration of the CSA agreement.

The work scope for the turbine supercore included the implementation of upgrades, with redesigns which will increase certain parts’ useful lives, the replacement of the combustor and internal components of the high-pressure compressor (HPC), the high-pressure turbine (HPC) and the intermediate-pressure turbine (IPT).

This overhaul improved the reliability and availability of unit TG01 and allowed for an increase in Supercore life cycle.

NOTE 36: CLAIM AGAINST PETROMINERA CHUBUT S.E. (“PETROMINERA”)

On July 14, 2010, Inversora Ingentis S.A, a subsidiary absorbed by the Company in January 1, 2012, accepted an irrevocable offer by Petrominera for the acquisition of shares representing 10.95% of the capital stock and voting rights in its subsidiary Ingentis S.A.

The fixed price amounted to $ 33.4 million, 50% of the which will be payable by the purchaser on the transaction’s closing date; and the balance, amounting to U$S 4.2 million, in 24 monthly installments bearing the agreed interest, after an initial six-month grace period. The mentioned financing was guaranteed with a pledge on all the shares subject-matter of the transaction.

On April 29, 2013, Inversora Ingentis S.A. brought a claim against Petrominera for the balance of the transaction price alleging the breach of the above-mentioned share purchase agreement and claiming the amount of U$S 2.6 million plus compensatory and contractual penalty interest accrued from March 13, 2011 until the actual payment date.

On May 3, 2016, the arbitration award was passed: (i) disallowing the pre-judicial issue introduced by the defendant; (ii) sustaining the brought claim and determining the following: (a) that the defendant will have to pay the installments owed in U.S. dollars plus the stipulated interest in accordance with the liquidation to be performed; and (b) that the arbitration award may only be perfected after the conclusion of the state of economic emergency ordered by the Province of Chubut; (iii) that the arbitration costs will be borne by the defeated party; and (iv) that the determination of fees will be made once all owed amounts have been settled.

The defendant filed a plea for the nullity of the award, which the Arbitration Court disallowed through a decision rendered on June 14, 2016. In view of such disallowance, on July 5, 2016, Petrominera filed a petition in compliant before the Chamber of Appeals in Commercial Matters, which as at the issuance of these Condensed Interim Financial Statements is still pending resolution .

As of June 30, 2016, the Company has disclosed, under “Other Receivables”, a credit with Petrominera for U$S 3.5 million as owed principal and interest, net of a provision for U$S 2.9 million. The Company will record the effects of the arbitration award once it becomes final and conclusive.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 37: NEGATIVE WORKING CAPITAL

As of June 30, 2016, the Company’s working capital was negative and amounted to $ 5,157.4 million. This deficit has been generated mainly in the following segments: (i) Distribution, through its indirect subsidiary Edenor, as a result of the economic and financial situation described in Note 31; (ii) Oil and gas, through its subsidiary PEPASA, which is expected to be reversed mainly with the net flow of cash generated by its operations as the production resulting from the Investment Agreement with YPF increases, and through the refinancing of shorter-term financial liabilities and/or the taking of new financial loans allowing for the extension of shorter-maturity terms; and (ii) Generation, through its subsidiary CPB, as a result of the economic and financial situation detailed in Note 31.

This deficit has been partially offset by the other subsidiaries, which have positive working capitals.

NOTE 38: SUBSEQUENT EVENTS

Edenor precautionary measures

On August 3, 2016, in the framework of an action for the protection of a constitutional right that was violated (“acción de amparo”) brought against both the Federal Government (PEN and MEyM) and the ENRE in order to have MEyM Resolutions 6/16 and 7/16 and ENRE Resolution 1/16 declared null and void, the Court hearing the case, upholding the petition for the granting of an affirmative injunction requested therein, suspended the effects of the aforementioned resolutions and ordered CAMMESA to refrain from applying the new electricity rate schedule, approved by the first of the referred to resolutions, to all electricity distributors across the country until the mandatory public hearing is held.

In this regard, the ENRE is required to implement the necessary measures for the compliance with such court ruling, and to inform Distributors of the precautionary measure granted, notifying them that they must suspend collection of the bills issued as a result of the application of the new electricity rate schedule, and issue the respective bills at the values in effect prior to the referred to resolutions. However, in those cases in which the bills with the increased rates had been paid at the date on which the court ruling was notified, the amounts thereof will be regarded as paid “on account” (advance payment) and reimbursed in the next bills until they are fully offset. Furthermore, distributors must refrain from cutting off service for non-payment of the electric bill, based on the suspended resolutions.

This measure would require Edenor to refrain from billing with the tariff increase and to return any amounts of the increases already collected by crediting the customers’ accounts, disregarding the current regulatory framework and causing, among other effects, the discontinuance of the social tariff that benefits 600,000 customers and the reinstatement of government grants on electricity rates to residential and industrial customers with ability to pay. This situation would result in Edenor having insufficient operating income, which, should it continue over time, would, in the short term, prevent Edenor from covering its operating expenses and making electric power payments and/or payments related to the investment plan.

NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM

FINANCIAL STATEMENTS

 (in Argentine Pesos (“$”) – unless otherwise stated)

NOTE 38: (Continuation)

Edenor is not a defendant in this action (“acción de amparo”) nor has it been notified of such action by the ENRE. Furthermore, in accordance with section 4 of Law No. 26,854 on Precautionary Measures against the Federal Government, the previously mentioned precautionary measure would no longer apply due to the filing of the report submitted by the Federal Government on last August 5, which details the reasons based on which it had taken the decisions whose suspension is sought by the granting of the provisional remedy (“report of Section 4”). In the opinion of Edenor legal advisors, until a new precautionary measure to replace the former one is granted and duly notified to Edenor, the initial precautionary measure has no effects on Edenor.

Edenor estimates that the impact a precautionary measure as the one previously mentioned would have on the financial statements as of June 30, 2016 would amount to an additional net loss of approximately $ 1.3 billion.

Moreover, it would cause a negative equity of approximately $ 900 million in Edenor, which, should it continue by the end of the current fiscal year, would result in Edenor being subject to complying with the provisions of Section 94, sub-section 5 of Argentine Business Organizations Law No. 19,550, which require the dissolution of companies in the event of loss of capital stock.

Faced with this scenario, Edenor will take all steps available to defend its Customers, Employees and Shareholders.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of

Pampa Energía Sociedad Anónima (Pampa Energía S.A.)

We have reviewed the accompanying unaudited consolidated condensed interim statement of financial position of Pampa Energía S.A. and its subsidiaries as of June 30, 2016, and the related unaudited consolidated condensed interim statement of comprehensive income (loss) for the six and three month periods ended June 30, 2016 and 2015 and the unaudited consolidated condensed interim statement of changes in equity and the unaudited consolidated condensed interim statement of cash flows for the six-month periods ended June 30, 2016 and 2015.  These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

As discussed in Note 3 to the unaudited consolidated condensed interim financial statements, the Company has restated its consolidated statements of cash flows for the six month period ended June 30, 2015 to correct a misstatement.

Based on our review, we are not aware of any material modifications that should be made to the accompanying unaudited consolidated condensed interim financial statements for them to be in conformity with International Accounting Standard 34 “Interim Financial Reporting”, as issued by the International Accounting Standard Board.

Autonomous City of Buenos Aires, August 10, 2016

/s/ PRICE WATERHOUSE & CO. S.R.L. (Partner)

R. Sergio Cravero